    As filed with the Securities and Exchange Commission on January 29, 2002.
                                                 Registration No. 333-
                                                                       --------

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM SB-2
             Registration Statement Under The Securities Act of 1933

                                -----------------

                             VISION BANCSHARES, INC.
                 (Name of Small Business Issuer in Its Charter)

       ALABAMA                      6711                    63-1230752
(State of Incorporation) (Primary Standard Industrial      (IRS Employer
                          Classification Code Number)   Identification No.)

                              224 West 19th Avenue
                                   Building E
                           Gulf Shores, Alabama 36542
                                 (334) 967-4212
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                              2201 West 1st Street
                           Gulf Shores, Alabama 36542
                    (Address of Principal Place of Business)

                                                          with copies to:

    J. Daniel Sizemore                                  Michael D. Waters
   224 West 19th Avenue                               Balch & Bingham LLP
       Building E                                       2 Dexter Avenue
 Gulf Shores, Alabama 36542                         Montgomery, Alabama 36104
      (334) 967-4212                                     (334) 834-6500

(Name, Address and Telephone Number
 of Agent for Service of Process)


       -------------------------------------------------------------------

Approximate date of commencement of      As soon as practicable following
proposed sale to the public:             the effective date of this Registration
                                         Statement.

                                -----------------
                         CALCULATION OF REGISTRATION FEE

  Title of Each Class  Proposed Maximum   Proposed Maximum       Amount
    of Securities       Offering Price        Aggregate            of
  to be Registered        Per Share        Offering Price   Registration Fee (1)

   Common Stock            $15.00          $12,500,010.00       $1,150.00
  $1.00 par value

(1) Calculated under Rule 457(a) and (o) based upon the maximum aggregate offering price for 833,334 shares.

                                -----------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We are not allowed to sell these securities until the registration statement that we have filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     (Preliminary Prospectus Dated January 29, 2002; Subject to Completion.)

                             Vision Bancshares, Inc.
                         833,334 Shares of Common Stock
                       Purchase Price of $15.00 per Share

     This prospectus describes an offer by Vision Bancshares, Inc. of shares of its common stock at a purchase price of $15.00 per share. Vision Bancshares is a bank holding company owning 100 percent of the voting stock of Vision Bank in Gulf Shores, Alabama. Both Vision Bancshares and Vision Bank commenced business on March 29, 2000.

     See "Risk Factors" at page 6 for a discussion of the material risks that you should consider before you invest.

Offering Price Per Share .......$15.00  Minimum Proceeds to Vision Bancshares if
                                        500,000 shares are sold......$ 7,500,000
Selling Discounts or
Commissions.....................$  (1)  Maximum Proceeds to Vision Bancshares if
                                        833,334 shares are sold......$12,500,010


     (1) No commissions or remuneration will be paid to employees of Vision Bank who sell shares. A commission may be paid to licensed brokers who sell the securities on a best efforts basis if such brokers are utilized.

     No public market currently exists for our shares and no public market is expected to develop. The offering price may not reflect the value of our shares after the offering.

     Our address and telephone number are: 2201 West 1st Street, Gulf Shores, Alabama 36542; (334) 967-4212.

     The minimum purchase per purchaser is 100 shares and the maximum purchase allowed is 33,334 shares. Funds will be placed in an escrow account with Vision Bank until the minimum of 500,000 shares has been sold. The offering will terminate no later than December 31, 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The shares offered by this prospectus are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                The date of this prospectus is __________, 2002.

                                     SUMMARY

         The following gives you a brief description of some matters that are more fully described in other parts of this prospectus. You should read this prospectus in full before deciding to invest in the shares.

Vision Bancshares................   Vision Bancshares is an Alabama  corporation
                                    formed in 1999 to be a bank holding company for VisionBank.

                                    Vision Bancshares will file reports with the Securities and Exchange Commission for fiscal year 2002. After December 31, 2002 Vision Bancshares will be required to file such reports for a fiscal year if it has 300 or more shareholders of record at the beginning of such fiscal year. Vision Bancshares currently has approximately 375 shareholders of record.

Vision Bank, FSB                    Vision Bancshares is in the process of
(proposed)                          organizing Vision Bank, FSB as a federal
                                    savings bank, in Panama City, Florida. We expect Vision Bank, FSB to commence operations in the latter half of 2002.
                                    Vision Bank, FSB will operate as a federal savings bank, emphasizing prompt consumer oriented depository, lending and investment services to individuals and businesses located in Panama City, Florida and the surrounding area. Vision Bank, FSB intends to offer a broad array of competitively priced products and services including:

                                    .    demand deposits
                                    .    regular savings accounts
                                    .    money market deposits
                                    .    certificates of deposit
                                    .    individual retirement accounts
                                    .    safe-deposit boxes and
                                    .    commercial, consumer and personal loans

Vision Bank......................   Vision Bank is an Alabama bank which
                                    commenced operations on March 29, 2000.
                                    Vision Bank is a community bank,
                                    emphasizing prompt personalized customer service to individuals and businesses located in Baldwin County, Alabama. We offer a broad array of competitively priced products and services including:

                                    .       demand deposits
                                    .       regular savings accounts
                                    .       money market deposits
                                    .       certificates of deposit

                                    .    individual retirement accounts
                                    .    safe-deposit boxes and
                                    .    commercial, consumer and personal loans

                                    J. Daniel Sizemore serves as chairman and chief executive officer of Vision Bancshares and Vision Bank and will serve in the same capacity with Vision Bank, FSB. Mr. Sizemore has more than 22 years of banking experience.

The Offering.....................   Shares to be Sold. Vision Bancshares is
                                    offering a minimum of 500,000 shares of its common stock, $1.00 par value per share, at a price of $15.00 per share.

                                    Use of Proceeds. If the minimum number of shares is sold, Vision Bancshares will receive proceeds of $ 7,500,000 before payment of expenses of the offering. We estimate expenses to be $ 56,625.

                                    We expect that the Office of Thrift
                                    Supervision will require a minimum of
                                    between $6,000,000 and $7,000,000 of capital
                                    to form Vision Bank, FSB. Thus, Vision
                                    Bancshares expects to invest up to
                                    $7,000,000 of the total minimum proceeds as capital in Vision Bank, FSB. Vision Bancshares will retain approximately $ 500,000 as working capital for Vision Bancshares, before deducting expenses associated with the offering.

                                    If the maximum number of shares is sold, total proceeds before expenses will be $12,500,010. The additional proceeds will be held by Vision Bancshares and may be invested as capital in Vision Bank, FSB, or Vision Bank, as needed, or used for general corporate purposes.

                                    Purchase Limits. There is a minimum purchase of 100 shares in the offer representing a minimum purchase price of $1,500. No person may purchase more than 33,334 shares. Vision Bancshares may reject subscriptions for shares for any reason. The offering will terminate upon the earliest to occur of (i) Vision Bancshares's receipt of a number of subscriptions that Vision Bancshares deems sufficient, assuming subscriptions for at least 500,000 shares and appropriate regulatory approvals have been received;
                                    (ii) cancellation of the offering by Vision
                                    Bancshares; or (iii) December 31, 2002.

                                    Commissions. J. Daniel Sizemore, Robert S.
                                    McKean (both employees of Vision Bank) and
                                    John S. Robbins (a proposed director
                    of Vision Bank, FSB) are acting as agents for Vision Bancshares in the offering. Those persons will not be paid any direct or indirect remuneration for soliciting any purchases of shares. Mr. Sizemore is expected to act as an agent in Georgia, Florida and Alabama. Mr. Robbins will act as an agent only in Florida. Mr. McKean will act as an agent only in Alabama. We expect these persons to sell most of the shares offered, however, Vision Bancshares may utilize one or more licensed securities brokers to sell shares and would pay a negotiated fee to such brokers for the shares sold by them.

                    Other Terms. Vision Bancshares may decline any subscription, and cancel accepted subscriptions, until all required regulatory approvals have been received. Vision Bancshares will issue the shares that have been properly subscribed, paid for and accepted promptly after the receipt of all required regulatory approvals.

                    Escrow. Subscription funds will be placed in escrow with Vision Bank until the minimum number of 500,000 shares have been sold and Vision Bank, FSB has obtained all necessary regulatory approvals. Once subscriptions for 500,000 shares have been received and Vision Bank, FSB has obtained all necessary regulatory approvals to commence business as a federal savings bank, subscription funds will be removed from escrow. Thereafter, shares will continue to be sold without first placing funds in escrow.
                    -------

Cautionary Statement
Forward-Looking
Statements ........ This prospectus uses certain forward-looking statements about the financial projections, operations and business of Vision Bancshares. The words "estimate," "project," "intend," "anticipate," "expect," "believe" and similar expressions identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Those factors are risks associated with starting a new business, a potential delay in beginning operations, our dependence on our directors and key personnel, the potential adverse effect of competition, interest rate risks, capital requirements, inflation, the potential adverse effect of unpredictable economic conditions, potential limitations on growth resulting from low lending limits and other factors discussed under "Risk Factors" at page 6.

Summary Financial Information

                     Vision Bancshares, Inc. and Subsidiary
                             Selected Financial Data

                                            Nine Months Ended September 30,      Year Ended
                                            -------------------------------
                                               2001           2000(1)         December 31, 2000
                                               ----           ----            -----------------
                                              (Dollars in thousands, except per share data)
                                               -------------------------------------------
Balance Sheet Data:
   Investment securities                    $  9,150        $  3,478              $  6,509
   Total loans, net of unearned income        71,044          23,202                32,823
   Allowance for loan losses                     843             281                   396
   Total deposits                             85,776          30,876                42,104
   Stockholders' equity                        7,486           7,738                 7,696
  Total assets                                93,631          38,778                50,075

Income Statement Data:
   Interest income                          $  4,355        $  1,251              $  2,288
   Interest expense                            2,150             449                   977
      Net interest income                      2,205             802                 1,311
   Provision for loan losses                     448             281                   398
   Non-interest income                           382              65                   153
   Non-interest expense                        2,609           1,114                 1,719
   Net losses, after income taxes               (311)           (319)                 (410)

Per Share Data:
   Net loss per shares - basic              $  (0.37)       $  (0.56)             $  (0.64)
   Stockholders' equity (book value)
      at period end                         $   8.92        $   9.22              $   9.17


Liquidity Ratios:
   Loans to deposits                           82.83%          75.15%                77.96%

   Non-interest bearing deposits to
      total deposits                            8.73%          11.29%                 6.51%

(1)  Vision Bank commenced operations in March, 2000.

                                  RISK FACTORS

     Any investment you make in the shares offered by this prospectus will carry a number of risks. In addition to the information elsewhere in this prospectus, you should pay close attention to the following:

Because Vision Bank, FSB will be a new business enterprise, we have no operating history that could provide you a basis upon which to assess either the past or future performance of Vision Bank, FSB.

     Vision Bank, FSB will be a newly-organized federal savings bank in Panama City, Florida. This means it will be subject to all the risks incident to a new business, including the absence of any history of operations and performance. A new savings bank generally encounters problems, expenses and difficulties as a start-up business. In particular, Vision Bank, FSB will have to attract deposits and loan business, and many customers who make deposits with or obtain loans from Vision Bank, FSB may have to decide to move their business from other banks and financial institutions in the area. As a result of these factors, we do not expect Vision Bank, FSB to make a profit in its first year of operation, and because Vision Bank, FSB is a start-up business, we can make no predictions about future profits.

Because Vision Bancshares and Vision Bank have a limited operating history, it may be difficult for you to assess either our past or our future performance.

     Vision Bancshares and Vision Bank are newly-formed corporations which commenced business on March 29, 2000. This means they are subject to all the risks incident to a new business, including the absence of a significant history of operations and performance. Vision Bancshares has no significant on-going operations and acts primarily as the parent company of Vision Bank. Thus, the success of Vision Bancshares currently depends solely on the success of Vision Bank, and, in the future, the success of Vision Bancshares will depend on the success of Vision Bank and Vision Bank, FSB.

Since inception, Vision Bancshares has incurred net operating losses.

     As of September 30, 2001, Vision Bancshares had incurred a net operating loss of $928,813. This amounts to a loss of $1.12 per share.

The banking business involves risks over which management has little, if any, direct control.

     The banking business is subject to risks that are part of the business of banking and over which management does not have complete control. These risks are:

     .    Loan Losses - Making loans involves the risk that loans will not be
          -----------
          repaid by the borrower. Vision Bank makes (and when opened Vision Bank, FSB will make) every effort to make quality loans and will reserve for potential loan losses, but there is no precise method of predicting loan losses and reserves could be insufficient to absorb losses.

     .    Changes in Interest Rates - Changes in interest rates, especially
          -------------------------
          increasing rates, can have a negative impact on profitability, especially if loans made at lower rates are long-term loans.

     .    Asset/Liability Management - The profitability of Vision Bankshares,
          --------------------------
          Vision Bank and Vision Bank, FSB (when opened) can be affected by the spread between interest income and interest expense. If interest expense is greater than interest income, or if interest expense increases at a rate higher than interest income, profitability could be affected negatively.

Because we are significantly smaller than the majority of our competitors, we may lack the financial and technological resources to compete successfully.

     Banking is a highly competitive business. Vision Bank competes for customers and employees with banks that are more established as well as with other financial and depository institutions. This will also be true for Vision Bank, FSB, when opened. Many of these institutions have much greater financial resources and experience than we have. The banking business is becoming more dependent on technology, and many customers of banks are utilizing new ways to conduct their banking business such as through the use of personal computers and the Internet. This technology is enabling financial institutions to reach potential customers in geographic areas and in ways not previously served by these institutions. In addition, legislation recently passed by Congress permits banks and bank holding companies to acquire and operate securities firms, insurance companies, and other businesses in the financial services industry. This legislation may be particularly helpful to larger banks. We believe there is a need for an independent, locally-owned federal savings bank in the proposed market area for Vision Bank, FSB. We also believe that Vision Bank, FSB will have the benefit of experienced management. Nevertheless, neither Vision Bank nor Vision Bank, FSB may be able to compete successfully or profitably with other financial institutions.

We do not anticipate paying dividends for the foreseeable future.

     As new corporations, it is not likely that Vision Bancshares and Vision Bank or Vision Bank, FSB, when opened, will achieve in their early years of operations a level of profitability that would justify or allow the payment of dividends. We believe the following factors will affect Vision Bancshares's ability to pay dividends in the near future:

     . Vision Bancshares has not and will not likely generate any significant earnings on its own, and it will depend upon the payment to it of dividends by Vision Bank and Vision Bank, FSB, if it is to pay dividends on its common stock.

     . We expect that for at least the next year of operation for Vision Bank and the first three years of operation for Vision Bank, FSB, all earnings will be retained by Vision Bank and Vision Bank, FSB for the future needs of each bank.
                                       7

     . State and federal banking laws restrict the payment of dividends by banks, and in no event may dividends be paid by Vision Bank during the first three years of operation without the approval of the Alabama Banking Department and the Federal Deposit Insurance Corporation.

     . The Office of Thrift Supervision limits the ability of federal savings banks to distribute dividends, and in no event may dividends be paid by Vision Bank, FSB unless Vision Bank, FSB achieves the levels of capital required by the Office of Thrift Supervision.

Because our offering price has been determined arbitrarily by us, the offering price does not necessarily reflect the value of our stock.

     We have established the offering price of $15.00 per share arbitrarily. That price bears no relationship to the assets of Vision Bancshares, Vision Bank or Vision Bank, FSB, possible future earnings, book value or other generally accepted valuation criteria. Accordingly, the offering price of the shares is not an indication of the value of our company. You should not assume that the shares can be sold in the future for a price at or above the offering price. As a part of its formation and the creation of Vision Bank, Vision Bancshares sold 839,317 shares at a price of $10.00 per share. That offer terminated on March 31, 2000. As part of an additional offer, Vision Bancshares sold 203,613 shares at a price of $15.00 per share. That offer terminated on September 30, 2001. Proceeds from this offering were disbursed to the Company in October 2001. Consequently, the increase in capital resulting from the net proceeds of this offer is not reflected in the Company's financial statements presented elsewhere in this document.

Investors will incur an immediate dilution in the book value of their stock.

     Giving effect for 203,613 additional shares of common stock sold in the recent offering and the resulting increase in capital for the net proceeds totaling $2,972,422, the book value per share of the common stock as of September 30, 2001, is $10.02 per share. After the offer the per share book value will be $11.60 based upon September 30, 2001 figures. Thus, current shareholders will receive an increase of $1.58 per share in the book value of their shares and investors purchasing common stock at $15.00 per share will incur an immediate reduction of $3.40 in the book value of shares purchased. There is currently no public market for the shares.

Because our business success will depend significantly on key management personnel, the departure of those personnel could impair operations.

     Our Company depends greatly upon its senior management. We believe that Vision Bank, FSB, when opened, will have a strong senior management team and that the incentive compensation and employment arrangements of Vision Bank, FSB will enhance its management and operations. J. Daniel Sizemore serves as CEO and Chairman of Vision Bancshares and Vision Bank and will serve as CEO and Chairman of Vision Bank, FSB. Mr. Sizemore has more than 22 years in the banking business. Robert S. McKean serves as president of Vision Bank. Vision Bancshares has not selected a proposed president for Vision Bank, FSB, but it expects to hire a person with sufficient banking experience and knowledge of the local banking market. The loss to Vision Bancshares, Vision Bank, FSB and Vision Bank of the services of any of these persons or any of their other senior management, or the inability to attract other experienced banking personnel could adversely affect the business of our Company. Some of these adverse effects could include the loss of personal contacts with existing or potential customers as well as the loss of special technical knowledge, experience and skills of such individuals who will be responsible for the operations of our Company.

If shares are issued in the future at a price less than the book value of the common stock, the issuance of those shares would cause a reduction in the book value and perhaps the market value of existing shares.

     Vision Bancshares's articles of incorporation permit Vision Bancshares to issue 10,000,000 shares of common stock. Assuming only the minimum of 500,000 shares of common stock are sold in this offer, we will have at least 1,543,280 shares outstanding after the offer. Those shares outstanding do not include any shares that could be issued upon exercise of options to be granted under Vision Bancshares's stock option plans and shares reserved for issuance under the Employee Stock Purchase Plan. Future issuance of any new shares could cause a dilution in the value of the shares issued pursuant to this offering and outstanding at the time of the issuance of shares in the future.

We do not believe it is likely that an active trading market for our shares will develop, and, therefore, you may find it difficult to resell your shares.

     Although the shares offered by this prospectus have been registered under applicable securities laws, Vision Bancshares has no plans to list the shares on any public trading market. Thus, it is likely that no active trading market, or price quotations, for the shares will develop. It may not be possible for you to readily liquidate your investment in the shares.

Because the directors of Vision Bancshares will own approximately 41 percent of the outstanding common stock after the offer, they will have more influence over actions requiring a shareholder vote than you may have.

     Our directors will own approximately 41 percent of Vision Bancshares common stock after this offer assuming they do not purchase any shares in the offer and assuming the minimum of 500,000 shares is sold. As a result, they will likely be able to control the outcome of director elections or block a significant transaction that might otherwise be favored by the shareholders who are not directors.

Because our articles of incorporation contain provisions that may deter a change in control, you may be deprived of an opportunity to sell your shares at a premium over market prices.

     Our articles of incorporation contain two provisions that may deter an attempt to change or gain control of Vision Bancshares. First, the articles authorize a separate class of preferred stock, the terms of which may be established by the board of directors. Preferred stock could be issued to persons selected by, and friendly to, the board of directors. Second, they provide that directors shall be elected to terms of three years with approximately one-third of the board elected each year, and directors may only be removed by the shareholders for cause. Thus, two director elections would be required to change a majority of the board. These provisions could make it more difficult to change control of Vision Bancshares. As a result, you may be deprived of opportunities to sell some or all of your shares at prices that represent a premium over market prices.

Regulatory requirements may impose additional costs on our company and adversely affect profitability.

     State and federal banking laws have a material effect on the business and operations of Vision Bancshares, Vision Bank and Vision Bank, FSB (when opened). The operation of Vision Bancshares, Vision Bank and Vision Bank, FSB (when opened), are at all times subject to these laws, regulations and procedures. The purpose of those laws is to protect the financial stability of the banking system and consumer and commercial confidence in that system and is not to protect investors. Vision Bancshares, Vision Bank and Vision Bank, FSB (when opened), are required to comply with all such laws, regulations and procedures.

                              TERMS OF THE OFFERING

The Offering - Terms of Purchase

     Vision Bancshares is offering the shares at a cash price of $15.00 per share. There is no established public market for the shares and we expect no established market to develop. The offering price of the shares was determined arbitrarily by Vision Bancshares based upon a per share price that Vision Bancshares deemed to be reasonable and attractive to potential investors especially investors in the proposed market area of Vision Bank, FSB.

     This offering is for a minimum of 500,000 shares and a maximum of 833,334 shares. We believe that widespread ownership of the shares in the Florida and Alabama Gulf Coast region will be beneficial for our business, especially the business of Vision Bank, FSB, and, therefore, if more than the minimum of 500,000 shares can be sold, Vision Bancshares is likely to sell as many shares as possible subject to the maximum limit of 833,334 shares.

     The offering will terminate upon the earliest to occur of the following:
(i) Vision Bancshares's receipt of a number of subscriptions deemed sufficient by Vision Bancshares assuming the minimum of 500,000 shares are sold and appropriate regulatory approvals to open Vision Bank, FSB have been received;
(ii) cancellation of the offering by Vision Bancshares; or (iii) December 31, 2002. We have not yet made any regulatory filings seeking permission to organize Vision Bank, FSB.

     Vision Bancshares reserves the right to decline all or any part of any subscription or to cancel any accepted subscription. There is no requirement that persons subscribing for shares agree to open or maintain accounts with Vision Bank, FSB or Vision Bank. However, preference may be given to persons who have indicated their intention to conduct business with Vision Bank, FSB or Vision Bank.

     Shares duly subscribed and paid for will be issued upon acceptance by Vision Bancshares assuming at least 500,000 shares have been sold and all appropriate regulatory approvals for Vision Bank, FSB have been received.

Procedure for Subscribing for Shares

     The shares will be offered through J. Daniel Sizemore, Robert S. McKean (current employees of Vision Bank) and John S. Robbins (who is a proposed director of Vision Bank, FSB), as agents for Vision Bancshares, through personal contact with potential investors. No commissions, finders fees, or other remuneration has or will be paid to these persons in connection with the offer and sale of the shares. Vision Bancshares may utilize one or more licensed securities brokers to sell a portion of the shares and would pay a negotiated fee to such brokers based upon the number of shares such brokers sell.

     If you wish to purchase shares you must sign a subscription agreement and deliver the subscription agreement along with a check in the amount of the purchase price for the shares you wish to purchase to Vision Bancshares on or before the date of termination of the offering (or mail it so that it is received by that date), at P.O. Box 1248, Gulf Shores, Alabama 36547; telephone
(334) 967-4212; attention J. Daniel Sizemore. Until you receive a subscription agreement from us, you should not tender any funds for the purchase of shares.

     You must purchase at least 100 shares and you may not purchase more than 33,334 shares. These purchase limits do not apply to Vision Bancshares' directors.

Escrow Account

     All payments for shares will be deposited in an interest-bearing escrow account established for the purpose of this offering with Vision Bank, as the escrow agent, until (i) subscriptions for at least 500,000 shares have been received and (ii) Vision Bank, FSB has obtained all necessary regulatory approvals to commence operations as a federal savings bank. All funds received in payment for shares, plus interest earned on such funds, will at that time be delivered to Vision Bancshares and the shares will be issued to you as soon as practicable thereafter. If Vision Bancshares cancels the offering and any subscriptions accepted up to that time before the escrow is terminated, then any funds remitted by you in payment for your shares, but not including any interest earned on the funds, will be returned to you.

     The form of the escrow agreement is included as an exhibit to the registration statement of which this prospectus is a part.

     Once subscriptions for at least 500,000 shares have been received and accepted and Vision Bank, FSB has obtained all necessary regulatory approvals, all funds will be removed from escrow. Thereafter, any subscriptions received will not be placed in escrow but, instead, will be used by Vision Bancshares as they are accepted.

Regulatory Approval to Purchase Stock

     If your purchase of Vision Bancshares' common stock may cause you and your family, and/or you and any of your business or related interests, to own, directly or indirectly, more than ten percent of the common stock, please call
J. Daniel Sizemore, at (334) 967-4212. Depending on the circumstances, you may be required to file an Interagency Biographical and Financial Report with the Federal Reserve Board. In addition, you may be presumed to control Vision Bancshares under Federal Reserve Board regulations. If so, you must file a notice with the Federal Reserve prior to your purchase, and the Federal Reserve
                                -----
will determine whether there are any regulatory bases for disapproval of your notice.

                                 USE OF PROCEEDS


     The minimum proceeds from the sale of the shares by Vision Bancshares will aggregate $7,500,000. From these total minimum proceeds, Vision Bancshares will pay the legal, printing and other expenses associated with this offering, estimated at $ 56,625. We expect that the Office of Thrift Supervision will require a minimum amount of capital for Vision Bank, FSB between $6,000,000 and $7,000,000. Thus, Vision Bancshares expects to invest up to $7,000,000 of the offering proceeds as capital to establish Vision Bank, FSB, a federal savings bank to be organized in Panama City, Florida.

     Vision Bancshares will retain approximately $ 500,000 from the proceeds of the offering, before deducting expenses associated with the offering and after investing the remainder in Vision Bank, FSB.

     If the maximum number of shares is sold in the offer, or any number up to the maximum, the additional proceeds raised beyond the $7,500,000 minimum amount will be held as capital in Vision Bancshares, subject to investment in either Vision Bank or Vision Bank, FSB, as needed, or used for general corporate purposes.

     The foregoing amounts are estimates, are based upon information and assumptions Vision Bancshares believes to be accurate and reasonable, and actual expenditures could vary, perhaps significantly, from these estimates. In particular, the projected expenditures reflect, among other things, the assumptions and projections of management that Vision Bank, FSB will be able to attract sufficient deposits during its initial years of operation. Because banking regulations and sound banking practice require the maintenance of certain levels and ratios of assets, deposits and equity capital, it is possible that expenditures would have to be reduced or that, at some point in the future, additional capital would have to be raised by Vision Bancshares.

                            PRO FORMA CAPITALIZATION

     The following table sets forth as of September 30, 2001, giving effect for 203,613 additional shares of common stock sold in the offering that expired September 30, 2001, and the resulting increase in capital for the net proceeds totaling $2,972,422, the pro forma capitalization of Vision Bancshares after accounting for the payment for and issuance of the shares described in this offering.

                                                   At Minimum      At Maximum
                                                   Shares Sold     Shares Sold
                                                   -----------     -----------
Stockholder's equity:
Common stock, $1.00 par value:
10,000,000 shares authorized,
1,543,280 shares outstanding
if 500,000 shares are sold
and 1,876,614 shares outstanding if 833,334
shares are sold                                    $  1,543,280    $  1,876,614

Additional paid-in capital                           17,154,072      21,820,748


Retained Earnings                                      (928,813)       (928,813)
Accumulated other comprehensive income,
      net of taxes                                      133,206         133,206
                                                   ------------    ------------
Total capitalization:                              $ 17,901,745    $ 22,901,755
                                                   ============    ============

(1) This table assumes a minimum of 500,000 and a maximum of 833,334 shares are sold for an aggregate of $7,500,000 at the minimum and $12,500,010 at the maximum. It does not reflect an aggregate 300,000 shares that are subject to exercise or issuance under stock option plans or 7,150 shares reserved for issuance under Vision Bancshares's Employee Stock Purchase Plan.

(2) Assumes offering costs of approximately $56,625 (consisting primarily of legal, accounting and printing expenses and registration fees).


                                    DILUTION

     Vision Bancshares has sold shares of its common stock in two offerings, one in 2000 at a price of $10.00 per share determined by management, and the other in 2001, at a price of $15.00 per share that was also determined by management. There is no current public market price for the stock.

     As of September 30, 2001, giving effect for 203,613 additional shares of common stock sold in the offering that expired on September 30, 2001, and the resulting increase in capital for the net proceeds totaling $2,972,422, the tangible consolidated book value (total tangible assets less total liabilities) of Vision Bancshares was approximately $10,333,368 or $9.90 per share of common stock. After giving effect to the receipt of the minimum of $7,443,375 of estimated proceeds from this offering (after deducting expenses) the pro forma tangible consolidated book value of the common stock outstanding at September 30, 2001, would have been $11.52 per share, representing an immediate increase in the net tangible book value of $1.62 per share to the existing shareholders and an immediate dilution of $3.48 per share (the difference between the offering price and the tangible book value per share after this offering), or 23.2%, to persons purchasing common stock at the $15.00 offering price. The following table illustrates this per share dilution for both the minimum and maximum number of shares sold:

Offering price per share (1)                                            $ 15.00

Net tangible book value per share before the offering                   $  9.90

Increase in net tangible book value per share attributable              $  1.62
     to the sale of 500,000 shares of common stock in the offering

Pro forma net tangible book value per share after giving                $ 11.52
     effect to the sale of 500,000 shares

Dilution in pro forma net tangible book value to the                    $  3.48
     purchasers of common stock assuming 500,000 shares are sold

Increase in net tangible book value per share attributable              $  2.24
     to the sale of 833,334 shares common stock in the offering

Pro forma net tangible book value per share after giving                $ 12.14
     effect to the sale of 833,334 shares

Dilution in pro forma net tangible book value to the                    $  2.86
     purchasers of common stock assuming 833,334 shares are sold

(1)  Before deduction of estimated expenses of $56,625.


                          BUSINESS OF VISION BANCSHARES

General

     Vision Bancshares was organized as an Alabama corporation on July 16, 1999.

     Vision Bank is a state banking corporation organized under the laws of the State of Alabama and it commenced business on March 29, 2000 as a wholly owned banking subsidiary of Vision Bancshares. Vision Bank provides general retail and commercial banking services principally to customers in Baldwin County, Alabama. Vision Bank does not provide trust or fiduciary services, but it may do so in the future.

     Vision Bank's primary location is 2201 West 1st Street, Gulf Shores, Alabama 36542 with branches at 25051 Canal Street, Orange Beach, Alabama 36561, 17009 Scenic Highway 98, Point Clear,

Alabama 36564-9998 and 1190 South McKenzie Street, Foley, Alabama 36535-1817. Its phone number is (334) 967-4212. Its mailing address is P.O. Box 1248, Gulf Shores, Alabama 36547. Vision Bancshares is also located at this address. Vision Bancshares does not have any significant operations and serves primarily as the parent company for Vision Bank. Under the Bank Holding Company Act of 1956, Vision Bancshares, as a bank holding company, may engage in certain bank related businesses that Vision Bank may not conduct, although Vision Bancshares has no present plans for such activities. See "Supervision and Regulation." Vision Bancshares has no employees, and its officers and directors receive no compensation for their services to Vision Bancshares. Instead, its officers and directors are compensated for services performed in comparable capacities for Vision Bank.

     Vision Bank's lobby hours of operation are 9 a.m. to 5 p.m. Monday through Thursday, 9 a.m. to 6 p.m. on Friday, and closed on Saturday. Drive-in hours are 8 a.m. to 5 p.m. Monday through Thursday, 8 a.m. to 6 p.m. Friday, and 8 a.m. to 12 noon Saturday. Vision Bank has 49 employees.

     Vision Bank contracts for off-premise electronic data processing services.

Regulatory Filing


     Vision Bank, FSB will be organized as a federal savings bank chartered by the Office of Thrift Supervision. Vision Bank, FSB will serve as a depository of funds and as a lender of credit for homes and other goods and services principally to customers in Panama City, Florida and the Florida panhandle. Vision Bank, FSB does not intend to provide trust or fiduciary services, but it may do so in the future. We have not yet made any filings with the OTS seeking permission to organize Vision Bank, FSB. We anticipate that it will take approximately six months from the date of the filing of an application with the OTS for the OTS to grant permission for Vision Bank, FSB to open.

Available Information

     Vision Bancshares is not a public company and currently files no reports with the Securities and Exchange Commission or any other agency. Commencing January 1, 2002, Vision Bancshares became subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934, and in accordance therewith will file annual, quarterly and periodic reports with the SEC for the year 2002. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in New York (233 Broadway New York, New York 10279) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the public reference facilities of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web Site that contains reports and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. These reports include Vision Bancshares' registration statement.

     Vision Bancshares has filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, registering the shares to be issued pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information regarding Vision Bancshares and the shares offered hereby, you may review the complete registration statement, including all of its amendments and exhibits. Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     Assuming the registration statement becomes effective in 2002, Vision Bancshares must file reports with the Commission for fiscal year 2002. The obligation of Vision Bancshares to file such reports for any fiscal year after 2002 will be suspended if, for any such fiscal year, Vision Bancshares has less than 300 shareholders on the first day of such fiscal year.

Bank Premises

     Vision Bank leases a building, consisting of two stories and approximately 9,600 square feet, located at 2201 West 1st Street, Gulf Shores, AL 36542 for its main office. The building is owned by Gulf Shores Investment Group, LLC, an entity owned by certain organizers of Vision Bancshares. The site is located in the downtown area of the city, with a residential area behind Vision Bank. Downtown Gulf Shores is a civic area; approximately two miles south is the beach, located on the Gulf of Mexico. Two strip shopping centers are within 1/2 mile of downtown. Highway 59 near the bank site offers access to and from the downtown district. Surrounding the bank office building are other large and small office buildings with new construction across the street and behind the building. The location is convenient to both residential areas and businesses.

     Vision Bank operates a branch located on Canal Street in Orange Beach, Alabama, approximately 10 miles east of Gulf Shores. The branch operates from the first floor of a two story building consisting of approximately 7,000 square feet, owned by Gulf Shores Investment Group, LLC and leased to Vision Bank. The Operations and Accounting departments of Vision Bank will occupy the second floor of this building. The property is flanked by small businesses and is located near a prime traffic conduit. The variety of the surrounding businesses will encourage use at diverse hours; the site is located next to a retail center, across the street from a movie theater, adjacent to a governmental authority and less than one block from Columbia Southern University.

     In May 2000, the Company entered into an arrangement, as tenant, with Gulf Sand and Gravel, an independent third party, pursuant to which Vision Bancshares and Vision Bank leased commercial office space located at 224 West 19th Avenue, Gulf Shores, Alabama. The amount of space leased and the use of the space has varied from time-to-time. Vision Bank currently leases approximately 1,000 square feet at this location to house its Accounting and Operations departments. Vision Bank anticipates relocating these departments to its new Orange Beach facilities during the first quarter of 2002.

     Vision Bank operates a branch in Point Clear, Alabama. The branch operates out of the old Point Clear Post Office at 17009 Scenic Highway 98, Point Clear, Alabama 36564-9998. The building is approximately 1,200 square feet. The neighborhood surrounding the branch includes a United States Post Office, The Grande Hotel, restaurants, antique shops, small retail businesses, and real estate sales offices. Within a one mile radius of the location are primarily single family dwellings and of low density residential use. Point Clear is best described as a resort and retirement community with the branch located in the small business and service district of the community.

     In June 2001, Vision Bank acquired a branch located at 1190 South McKenzie, Foley, Alabama, from Union Planters Bank. As a part of this acquisition, Vision Bank assumed the lease with D.I.D. Market Development Co., an independent third party, pursuant to which Vision Bank leased the premises for its Foley branch. This facility consists of approximately 1,200 square feet of commercial space situated in a strip shopping center. This property is flanked by small retail businesses and is located on Highway 59, a prime traffic conduit. The location is convenient to both residential areas and businesses.

     Vision Bank, FSB, when opened, plans to operate branch offices in Panama City and Panama City Beach, Florida. We are in the process of looking for suitable properties in those locations.

     Management insures and will continue to insure its properties adequately.

Market Area for Vision Bank

     The Primary Service Area (PSA) for Vision Bank is South Baldwin County and the Eastern Shore, which includes the coastal communities of Gulf Shores and Orange Beach and Point Clear on Mobile Bay. South Baldwin County is defined as the area of the County south of U.S. Highway 98. The Secondary Service Area
(SSA) for Vision Bank encompasses the remainder of Baldwin County and portions of neighboring Escambia County in Florida, primarily Perdido Key.

     Baldwin County is the seventh-largest county in the State of Alabama. Although smaller, Baldwin County is growing much more rapidly than neighboring Mobile County. South Baldwin County is known for its beautiful beaches and is a major tourist destination, thus attracting people from all over the state and country. The area has grown considerably over the past several years, with strong residential and commercial construction, particularly in the towns of Orange Beach, Gulf Shores and the Eastern Shore.

     Based on population projections prepared by the Center for Business and Economic Research of the University of Alabama, Baldwin County is projected to be the fourth fastest growing county in the state between 1995 and 2000. South Baldwin County and the Eastern Shore, the PSA, are fueling much of this growth. The area grew from 28,203 persons in 1990 to an estimated 39,801 residents in 1997. Out of 443 cities and towns in Alabama, the town of Orange Beach had the fourth greatest percentage increase in population between the years of 1990 and 1996, nearly doubling its population. The town of Foley ranked 15th, increasing its population by almost one-third, and Gulf Shores ranked 28th in population growth, with an increase of almost 24 percent. Point Clear, the site of one of Vision Bank's branches, has a population of approximately 2,450. Fairhope, which is located on the Eastern Shore contiguous to Point

Clear, has a population of approximately 22,900.

     The resident population of the PSA is only part of the overall population picture. Tourism is a major industry. Many people reside in South Baldwin for the warmer months, and others for even smaller amounts of time. During the summer months when people flock to the coastal areas, the populations of South Baldwin and the Eastern Shore increase dramatically.

     The market area for Vision Bank is in close proximity to the proposed market area for Vision Bank, FSB. Gulf Shores, Alabama, is approximately 145 miles from Panama City, Florida. We believe there will be market opportunities created for both banks in the Florida Panhandle area and the Alabama Gulf Coast by virtue of the two banks located in this area.

Market Area for Vision Bank, FSB (Proposed)

     Vision Bancshares is well acquainted with the communities of Northwest Florida. The attractive coastline draws considerable tourism to the area and fosters strong activity in the retail and housing areas of the local economy. Bordering communities house industries that range from electronics to paper making. The banking industry has shown strong growth in the past five years as well, although only two independent banks are headquartered in the area. Vision Bancshares has identified several services and products that a local bank could offer competitively to the community within the expanding banking market: personal banking, expanded hours, and a commitment to fostering local real estate growth through lending.

     The Primary Service Area (PSA) for Vision Bank, FSB, will be Bay County, which includes the eight coastal municipalities of Panama City, Panama City Beach, Callaway, Cedar Grove, Lynn Haven, Mexico Beach, Parker, and Springfield.

     The Bay County area is currently undergoing expansion. Recently, the county's predominant landowner, the St. Joe Company, expanded its focus from a timber company to a real estate sales and development company. This change has made available over a million acres of property, much of it waterfront, in northwest Florida. Currently, a number of high-scale gated communities are under development in Bay County.

     Bay County is completing a major three-year construction program within its Public School System. This multi-million dollar project has remodeled and added classrooms to 33 existing schools, built a new High School, Middle School, and Elementary School. Both Gulf Coast Community College and Florida State University at Panama City are experiencing significant growth.

     A major new regional airport is being planned that will create an entirely new community in northwest Bay County. The Airport Authority believes the airport can be open to air traffic in 2007.

     Tyndall Air Force Base is scheduled to be the training center for the F-22 Raptor. Construction of a new control tower and runway improvements have been completed and construction has just begun on a multi-million dollar flight simulator and training facility. These changes should bring additional personnel to the base.

     The Naval Coastal Systems Station has added 71 new scientists and engineers during 2000 and 2001. Hiring is expected to continue over the next four years and the station should play a major role in America's effort to combat terrorism.

     Tourism continues to be Northwest Florida's number one industry with additional condominiums, hotels, restaurants, and related amenities being constructed.

     Recently, Nextel selected Panama City as its second service city; the company will employ 600 people. Trane, Wellstream, BellSouth, and a number of existing companies are making major additions.


                                      Census Numbers and Projections
    -----------------------------------------------------------------------------------------------------------
                                         1990          2000                 2005                 2010
    -----------------------------------------------------------------------------------------------------------
    Population                          126,994        148,217              157,600                   167,000
(data from U.S. Census Bureau)

                                            Five Year Trend
    -----------------------------------------------------------------------------------------------------------
                                                      1995            1996      1997       1998      1999
    -----------------------------------------------------------------------------------------------------------
    Number of housing starts                         1,044            983       1,562     1,577     1,044
        (residential building
        permits)
    -----------------------------------------------------------------------------------------------------------
    Industrial & Commercial                          1,404           2,472      1,111      935      1,419
    permits
    -----------------------------------------------------------------------------------------------------------
    Total                                            2,448           3,455      2,673     2,512     2,463
    -----------------------------------------------------------------------------------------------------------
(data from Florida Research Economic Database and Bay Co. Property Appraiser's
Office)

                                           Past Five Years
    -----------------------------------------------------------------------------------------------------------
                                     2000            1999             1998            1997            1996
    -----------------------------------------------------------------------------------------------------------
    Retail Sales                  2,295,690        2,229,751       2,073,147        1,929,050       1,820,914
    ($000s)
(data from Florida Department of Revenue)

Tourism

         Bay County is the destination of an estimated 7 million visitors per annum. Of these visitors an estimated 4 million stay overnight. This information is based on the 21,000 total units available for tourists, a conservative occupancy rate of 56%, an average of 3.8 guests per occupation, and an average stay of four days.

         It is estimated that these visitors spend approximately $547 million annually and that the total economic impact of this industry on the local economy is about $1.5 billion per annum.

              (data from Bay County Economic Development Alliance)

                                   Population of Service Area
                                 2000 Census        1990 Census
                                 -----------        -----------
        Bay County (Total)         148,217            126,994
        Callaway                    14,233             12,253
        Cedar Grove                  5,367              1,479
        Lynn Haven                  12,451              9,298
        Mexico Beach                 1,017                992
        Panama City                 36,417             34,378
        Panama City Beach            7,671              4,051
        Parker                       4,623              4,598
        Springfield                  8,810              8,715
        Unincorporated              57,268             51,230

Projected total population for 2001 is approximately 157,600 people. Projected total population for 2010 is approximately 167,000. The population percent change from 1990 to 2000 is 16.7%.

                         (data from U.S. Census Bureau)

Seasonal Population

         Growth in the tourism industry is most commonly assessed by analyzing bed tax revenues. Revenues in the Pensacola MSA grew 6.0 percent from the fourth quarter 1997 to the fourth quarter 1998 and increased another 4.0 percent from the fourth quarter 1998 to the fourth quarter 1999. Fort Walton Beach MSA collections increased 13.0 percent and 16.0 percent for the same periods. While Bay County bed taxes experienced a 3.0 percent decrease from the fourth quarter 1997 to the fourth quarter 1998, collections rebounded with a 16 percent increase from the fourth quarter 1998 to the fourth quarter 1999. Such increases during the fourth quarter may suggest increased Snowbird traffic to the Northwest Florida area.

                                        1999 Population by Age-Bay County

                           Total               150,119        100%
                           0-14                 31,684         21%
                           15-24                19,863         13%
                           25-44                44,483         30%
                           45-64                34,162         23%
                           65+                  19,927         13%
                           Median Age             36.3

     (Data from U.S. Census Bureau. Numbers are based upon Census Bureau estimates.)

                              Top Five Public Employers In Bay County

Company                             Product/service          Full-time Employees
Tyndall Air Force Base                 Military                     6,700
Bay County School Board                Education                    3,500
Naval Coastal Systems Station          Military                     2,308
Bay Medical Center                     Hospital                     1,950
City of Panama City                    City                           560


                              Top Fifteen Private Employers In Bay County

Company                             Product/Service          Full-time Employees
SallieMae                           Student loans                   850
Paradise Found Resorts              Resorts                         800
Gulf Coast Medical Center           Hospital                        750
Smurfit Stone Container Corp.       Kraft Linerboard                600
Wal-Mart Super Center               Retail                          400
Eastern Shipbuilding                Industrial Fabrication          350
BellSouth Communications            Communications                  300
C&C Manufacturing                   Boats/Outboard engines          300
Marriott's Bay Point Resort         Resort hotel                    300
Arizona Chemical Company            Chemicals                       265
Wellstream                          Flexpipe                        250
Edgewater Beach Resort              Resort                          250
Honeywell                           Brake disc pads                 200
Berg Steel Pipe                     Line pipe                       200
Corrections Corporation of America  Jail and Annex                  185

                               Bay County Labor Force Information

Size of Workforce
County Civilian Labor force                                  64,500
Total number of workers available for employment             32,250
Underemployed                                                19,200
Underemployed, seeking work                                   5,100
Not working, contemplating workforce reentry                  7,950
Unemployment Rate                                               6.7%
Seasonal Unemployment Rate                                      4.5%

                                      Wages

         Members of the Bay County Workforce qualify for pay rates ranging from less than $7.00 to over $25.00 per hour. About 25% of the workforce would take a job for $9.69 per hour or less. The top quartile, the 25% most qualified and experienced will command more than $18.29 an hour.

                                            Age of Workforce

                                            20-29 years       31%
                                            30-39 years       30%
                                            40-49 years       30%
                                            50+ years          9%

Source: Verification of the Bay County Area Workforce conducted July 2001 by The Pathfinders Site Selection/Location Analysis Consultants.

             1999 Median Household Income ($) For Bay And Surrounding Counties

                                    Bay              $30,860
                                    Franklin         $24,088
                                    Gulf             $26,418
                                    Holmes           $20,903
                                    Jackson          $24,735
                                    Liberty          $28,654
                                    Walton           $28,539
                                    Washington       $23,449

                         Bay County Banking Information

    Holding   Bank Name/ii/      Total          %Mkt        T/Mkt      I/Mkt
                  Co./i/      Deposits/iii/   Share/iv/   Share%/v/  Share%/vi/
    AmSouth


               AmSouth Bank         25,926      1.89        1.84       2.67
                Thomas Dr.
               Panama City
                  Beach
               AmSouth Bank         25,765      1.84        1.83       2.65
               Middle Beach
               Panama City
                  Beach

              AmSouth Bank         102,598      7.17        7.27      10.55
              (Main Office)
              23/rd/ Street
               Panama City

               AmSouth Bank          7,904      0.58        0.56       0.81
                S. Tyndall
                  Pkwy

            Holding         Bank Name/ii/          Total          %MktShare/iv/     T/Mkt               I/Mkt
            Co./i/                              Deposits/iii/                     Share%/v/           Share%/vi/
                              Callaway

                               Total              162,193            11.47           11.5                16.68

            Bay
            Bk&Trust

                            Bay Bk &Trust          94,920             6.55           6.73                 9.76
                            (Main Office)
                             Harrison Ave
                             Panama City

                            Bay Bk &Trust          11,970             0.87           0.85                 1.23
                           S. Tyndall Pkwy
                                Parker

                            Bay Bk &Trust          15,862             1.15           1.12                 1.63
                            Back Beach Rd
                             Panama City
                                Beach
                            Bay Bk &Trust          18,648             1.35           1.32                 1.92

                              Hutchinson
                              Beach Rd.
                             Panama City
                                Beach

                            Bay Bk &Trust          16,335             1.18           1.16                 1.68
                              S. Hwy 77
                              Lynn Haven

                             Bay Bk Trust
                                Total             157,735            11.10          11.18                16.22

            Citizens
            FSB

                           Citizens FSB of          9,941             0.59           0.70                 2.27
                           of Port St.Joe
                            Mexico Beach

            Emerald Bank

                            Emerald Coast          76,426             5.54           5.42                 7.86
                                Bank
                              W. Hwy 98
                             Panama City

                            Emerald Coast          14,034             1.02           0.99                 1.44
                                Bank
                              Bay Point
                             Panama City

            Holding         Bank Name/ii/          Total          %MktShare/iv/     T/Mkt               I/Mkt
            Co./i/                              Deposits/iii/                     Share%/v/           Share%/vi/
                                Beach

                            Emerald Coast
                              Bank Total

                                                  90,460             6.56              6.41              9.30

            First
            American
            Bank
                            First American        27,871             2.00              1.98              2.87
                            Bank of Walton
                                 Co.
                              W. Hwy 77
                              Lynn Haven

             First NW FL    First Natl Bk         77,837             5.32              5.52              8.00
                               of NW FL
                             E. 23/rd/ St.
                             Panama City

                            First Natl Bk         16,572             1.21              1.17              1.70
                               of NW FL
                            Miracle Strip
                                 Loop
                             Panama City
                                Beach

                            First Natl Bk
                              of NW FL
                               Total              94,409             6.53              6.69              9.71

             Peoples FIN

                           Peoples First         179,893             12.8             12.75             41.04
                            Main Office
                              Hwy 77
                            Lynn Haven

                            Peoples First         44,685             3.09              3.17             10.19
                               Callaway

            Peoples FIN
                            Peoples First         47,064             3.41              3.34             10.74
                            Front Bch. Rd
                             Panama City
                                Beach



                            Peoples First          2,906             0.21              0.21              0.66
                              Cove Blvd
                             Panama City

            Holding         Bank Name/ii/          Total          %MktShare/iv/     T/Mkt               I/Mkt
            Co./i/                              Deposits/iii/                     Share%/v/           Share%/vi/

                            Peoples First         48,037             3.48              3.40             10.96
                             Beckrich Rd
                             Panama City
                                Beach

                            Peoples First         37,892             2.69              2.69              8.64
                               Ohio Ave
                              Lynn Haven

                             Peoples First        36,332             2.59              2.58              8.29
                             Harrison Ave
                             Panama City

                            Peoples First         13,858             1.00              0.98              3.16
                              W. 23/rd/ St.
                             Panama City

                            Peoples First         12,423             0.80              0.88              2.83
                             Corporate HQ
                             W. 23/rd/ St.
                             Panama City

                            Peoples First
                                Total            428,446            30.46             30.37             97.73
             Regions Fin
                              Regions Bk          21,954             1.60              1.56              2.26
                             W. 23/rd/ St.
                             Panama City
                              Regions Bk          63,425             4.62              4.50              6.52
                           144 Harrison Ave
                             Panama City
                              Regions Bk              31             0.00              0.00              0.00
                           E. Business
                                Hwy 98
                             Panama City

                              Regions Bk          36,121             2.63              2.56              3.71
                               Ohio Ave
                              Lynn Haven

            Regions Fin

                              Regions Bk          33,032             2.41              2.34              3.40
                              S. Tyndall
                                Pkwy

            Holding         Bank Name/ii/          Total          %MktShare/iv/     T/Mkt               I/Mkt
            Co./i/                              Deposits/iii/                     Share%/v/           Share%/vi/
                              Callaway

                              Regions Bk          24,938             1.82              1.77              2.56
                              Thomas Dr
                             Panama City
                                Beach.

                           Regions Bk Total      179,501            13.08             12.72             18.46

             Southern NA
                            First National         2,572             0.19              0.18              0.26
                              Bank&Trust
                              W. 23/rd/ St
                             Panama City
             SouthTrust
                            SouthTrust Bk         44,300             3.18              3.14              4.56
                              W. 23/rd/ St
                             Panama City

             SouthTrust     SouthTrust Bk          6,592             0.48              0.47              0.58
                             Harrison Ave
                             Panama City

                            SouthTrust Bk         27,657             1.94              1.96              2.84
                              Thomas Dr
                             Panama City
                                Beach
                            SouthTrust Bk          4,346             0.32              0.31              0.45
                             S. Arnold Rd
                             Panama City
                                Beach

                           SouthTrust Bank
                                Total             82,895             5.92              5.88              8.52

              SunTrust
                            SunTrust Bank         30,952             2.26              2.19              3.18
                               23/rd/ St
                             Panama City

                            SunTrust Bank         17,144             1.23              1.22              1.76
                              Cherry St
                             Panama City

                            SunTrust Bank         26,294             1.87              1.86              2.70
                             Florida Ave

            Holding         Bank Name/ii/          Total          %MktShare/iv/     T/Mkt               I/Mkt
            Co./i/                              Deposits/iii/                     Share%/v/           Share%/vi/

                              Lynn Haven

            Sun Trust
                               SunTrust           17,376             1.26              1.23              1.79
                           Middle Beach Rd.
                             Panama City
                                Beach

                               SunTrust           83,011             5.48              5.88              8.54
                             Harrison Ave
                             Panama City

                            SunTrust Bank
                               Total             174,777            12.10             12.39             17.97



                 Banking and Thrift Institutions as of 6/30/01.

i.       Name of Holding Company.
ii.      Name of Bank.
iii.     Deposits by 000's by branch within Company.
iv.      % of Mkt Shares refers to county percent of IPC deposits.
v. T/mkt share refers to Total Market Share Percent and significes the percentage of deposits a branch or institution has to the total deposits of that county.
vi. I/Mkt Share refers to Institution Market Share Percent and signifies the percentages of deposits a branch or institution has to the total of its institution type (bank or thrift) within that county.

               Market Share of FDIC-Insured Deposits in Bay County
                 By Banking Institution; Sorted by Market Share
                                  June 01, 2001

            Institution            Market Share         Total Deposits

           People's First             30.46                428,446

           Region's Bank              13.08                179,501

              SunTrust                12.10                174,777

              AmSouth                 11.47                162,193

          Bay Bank & Trust            11.10                157,735

         Emerald Coast Bank            6.56                 90,460

   First Natl Bank of NW Florida       6.53                 94,409

               SouthTrust                                5.92             82,895

    First American Bank of Walton County                 2.00             27,871

       Citizen's FSB of Port St. Joe                     0.59              9,941

        First National Bank & Trust                      0.19              2,572

Banking and Thrift Institutions as of 6/30/01. Deposits by 000's by branch within County. All Banking and Thrift data collected from The Branch Deposit Report of Florida Bank and Thrift Institution, Vol. 2001-2:June 30, 2001 of the Florida Banker's Association.

                            Supplemental Market Data

Population (Bay and surrounding counties/data from U.S. Census Bureau)

                                2010*        2005*      2000        1990

                   Bay County  167,000     157,600     148,217     126,994
                   Franklin     12,700      11,900      11,057       8,967

                                2010*        2005*      2000        1990

                   Gulf         13,900      13,900      13,332      11,504
                   Holmes       20,300      19,500      18,564      15,778
                   Jackson      49,800      48,400      46,755      41,375
                   Liberty       8,000       7,600       7,021       5,569
                   Walton       52,300      46,200      40,601      27,759
                   Washington   25,400      22,600      20,973      16,919

* projected population

Components of Population Change (1990-1999)

                               Natural Change             7,632
                               Net Migration             15,493
                               Total                     23,125

Number of Housing Starts (residential starts/data from Florida Research and Economic Database and the Bay County Property Appraiser's Office)

                           1999      1998    1997    1996    1995
Single family               891     1,069     931     933     846
Multi-family                255       294     529      70     206

Permits
Single family               858     1,101     932     937     810
Multi-family                186       476     630      46     234
Ind./commercial           1,419       935   1,111   2,472   1,404
Total                     2,463     2,512   2,673   3,455   2,448

Commuting Distances
Under 10 miles               67%
1-20 miles                   16%
21-30 miles                   6%
Over 30 miles                11%

Education levels of Workforce
High School Graduate only    44%
Some College                 24%
Associate Degree              6%
College Degree               14%
Graduate Degree               7%
Other                         5%

County Employment by Industry (1990)
Agricultural                              0.5%
Retail Trade                             26.2%
Wholesale Trade                           3.9%
Transportation/public utilities           4.2%
Manufacturing                             6.6%
Construction                              7.4%
Financial, Insurance, Real Estate         5.8%
Services                                 28.9%
Government                               16.3%
Other                                     0.2%
(Source: Bay County EDA)

Transportation

Interstates/Turnpikes                  I-10

Major Highways                         US 231, US 98

Railroads                                  Bay Line Railroad

Major Commercial Airport                   Panama City/Bay County International
                                           Airport
         Distance from County Seat         0 Miles
         Average Number of Daily Flights   24
         Airlines Serving Airport          4 (3 full-service and one weekend
                                           service)
         Length of longest runway          6,300'
         Runway surface                    Asphalt
         Lighted Runway                    Yes
         Aircraft tie down                 Yes

Nearest port with docking facilities       Port of Panama City
         Distance from County Seat         0 miles
         Depth                             32 feet
         Warehousing                       Yes
         Stevedoring                       Yes

Coordinated Transportation                 Bay Coordinated Transportation
                                           (special needs, elderly)

Coordinated Public Transportation          Bay Town Trolley
                                           (source: Bay County EDA)

Business Strategy

         Vision Bancshares's business strategy is to continue to grow while maintaining high asset quality. Vision Bank intends to seek available locations for the opening of branches in markets in which Vision Bank (and, when opened, Vision Bank, FSB) currently does not compete. In particular, we hope to develop a strong banking preference in the Florida and Alabama Gulf Coast areas.

Loans

         Vision Bank offers the following types of loans: commercial loans, installment loans, single pay loans, and real estate loans. Commercial loans consist primarily of loans to local businesses. Installment loans consist primarily of consumer loans such as automobile loans, loans for recreational equipment such as campers, boats, motor homes, etc. and home equity lines of credit. Single pay loans consist of short term (such as 90 or 120 day) loans to well established customers. Real estate loans consist of loans secured by real property to individuals and businesses. Much of these loans are mortgage loans on 1-4 family residences. We expect Vision Bank, FSB, to offer similar loans as Vision Bank offers, except that Vision Bank, FSB, will be subject, as a federal savings bank, to the regulation by the Office of Thrift Supervision.

Employees

     Vision Bancshares and Vision Bank have 49 full-time employees and no part-time employees. Employees receive a variety of benefit programs including group life, health and accident insurance and a stock purchase plan. We expect Vision Bank, FSB, to have approximately 12 full-time and no part-time employees.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The purpose of this discussion is to focus on the significant changes in the financial condition and results of operations of Vision Bancshares, Inc. ("Company") and its wholly owned subsidiary, Vision Bank, during 2000 and 2001. This discussion and analysis is intended to supplement and highlight information contained in the Company's consolidated financial statements and related notes contained elsewhere in this prospectus.

     The Company is an Alabama corporation formed in 1999 to be a bank holding company for Vision Bank. Vision Bank commenced operations on March 29, 2000. As a result, there is no meaningful comparative information for the year ended December 31, 1999. The following discussion and analysis will focus primarily on the comparative nine-month periods ended September 30, 2001 and 2000. For comparative purposes, it is important for the reader to note that as of September 30, 2001, Vision Bank was in operation for a full nine months, while as of September 30, 2000, Vision Bank had been operation for only six months in 2000.

FINANCIAL CONDITION

September 30, 2001 compared to December 31, 2000
------------------------------------------------

Loans

     Loans comprised the largest single category of the Company's earning assets at September 30, 2001. Loans, net of unearned income and allowance for loan losses, were 75.0% of total assets at September 30, 2001 and 64.8% of total assets at December 31, 2000. Total net loans were approximately $ 70,201,000 at September 30, 2001, representing a $37,774,000, or 116.5%, increase from the December 31, 2000 total net loans of approximately $32,427,000. Real estate loans increased approximately $18,923,000, or 98.7%, to approximately $38,092,000 at September 30, 2001 from approximately $19,169,000 at December 31, 2000, while commercial loans increased approximately $14,464,000, or 156.6%, to approximately $23,703,000 at September 30, 2001 from approximately $9,239,000 at December 31, 2000. Consumer and other loans increased approximately $4,833,000, or 109.5%, to approximately $9,248,000 at September 30, 2001 from approximately $4,415,000 at December 31, 2000. This growth in loans outstanding during the first nine months of 2001 resulted from strong loan demand of Vision Bank's customers coupled with the expansion into two new markets as Vision Bank opened a branch office in Point Clear, Alabama and consummated the acquisition of the Union Planters Bank's branch office in Foley, Alabama.

Investment Securities and Other Earning Assets

     Investment securities increased approximately $2,641,000, or 40.6%, to approximately $9,150,000 at September 30, 2001 from approximately $6,509,000 at December 31, 2000. This growth in investment securities for the nine months ended September 30, 2001 resulted primarily from growth in deposits which was not used to fund loans. The investment securities portfolio is used to make various term investments, to provide a source of liquidity and to serve as collateral to secure certain government deposits. At September 30, 2001, the Company's entire investment portfolio was pledged as collateral against government deposits. Vision Bank purchased approximately $281,000 in Federal Home Loan Bank ("FHLB") stock, in September 2001, as a result of becoming a member of the FHLB of Atlanta. At September 30, 2001, the Bank had other short-term investments in the form of federal funds sold of approximately $8,709,000.

Asset Quality

     At September 30, 2001, the Company had non-performing assets (defined as non-accrual loans, loans past due 90 days or greater, restructured loans, non-accruing investment securities and other real estate) totaling approximately $401,000, compared to no non-performing assets at December 31, 2000. Non-accrual loans were approximately $397,000 at September 30, 2001 primarily due to the commercial and industrial loan portfolio, comprising 99.0%, of total non-performing assets. The ratio of the allowance for loan losses to total non-performing assets was 210.2% at September 30, 2001. The ratio of non-performing assets to total loans, net of unearned income, was 0.56% and the ratio of non-performing assets to total assets was 0.43%. The Company had no restructured loans, non-accruing investment securities or other real estate at September 30, 2001.

     The Company maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance is based upon management's estimated range of those losses. Actual losses for these loans may vary significantly from this estimate. The Company's allowance for loan losses was approximately $843,000 and $396,000 at September 30, 2001 and December 31, 2000, respectively. The ratio of the allowance for loan losses to total loans, net of unearned income, was 1.19% at September 30, 2001 and 1.21% at December 31, 2000. Vision Bank charged-off approximately $1,000 during the nine months ended September 30, 2001 and approximately $2,000 during the year ended December 31, 2000. Management believes that the allowance for loan losses at September 30, 2001 is adequate to absorb known risk in the Company's loan portfolio. No assurance can be given, however, that increased loan volume, adverse economic conditions or other circumstances will not result in increased losses in the Company's loan portfolio or additional provisions to the allowance for loan losses.

Deposits

         Deposits are the Company's primary source of funds with which to support its earning assets. Total deposits were approximately $85,776,000 at September 30, 2001, an increase of approximately $43,672,000, or 103.7%, over total deposits of approximately $42,104,000 at year-end 2000. Non-interest bearing deposits increased approximately $4,747,000, or 173.2%, from year-end 2000 to September 30, 2001, while interest-bearing deposits at September 30, 2001 increased approximately $38,924,000, or 98.9%, from year-end 2000. Certificates of deposit of $100,000 or more increased approximately $2,146,000, or 33.0%, to approximately $8,657,00 at September 30, 2001 from approximately $6,511,000.

Borrowed Funds

         The Company had no borrowed funds outstanding at September 30, 2001 or December 31, 2000.

Stockholders' Equity

         The Company's stockholders' equity decreased approximately $210,000, or 2.7%, from approximately $7,696,000 at December 31, 2000 to approximately $7,486,000 at September 30, 2001. This decrease resulted primarily from a net loss of approximately $311,000, which was partially offset by proceeds from the issuance of additional common stock for approximately $3,000 and an increase of approximately $98,000 in unrealized gains on investment securities available-for-sale, net of deferred tax liability.

         In January 2001, the Company offered 500,000 shares of the Company's common stock at a purchase price of $15.00 per share. The offering closed on September 30, 2001 after receiving subscriptions to purchase 203,613 shares of the Company's common stock. The gross proceeds from the Offering, totaling approximately $3,054,000, and were disbursed to the Company in October 2001. After deducting the legal, printing and other expenses, totaling approximately $82,000, associated with the offering, the net proceeds of approximately $2,972,000 will result in an increase in the Company's capital accounts.

Capital Resources

         Bank regulatory authorities have placed increased emphasis on the maintenance of adequate capital, and subsequently developed risk-based capital guidelines. The guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers, which are used in conjunction with risk-adjusted assets to determine the risk-based capital ratios. Vision Bank's Tier I capital, which consists of common equity, less goodwill and disallowed deferred tax assets, amounted to approximately $6,492,000 at September 30, 2001. Tier II capital includes supplemental capital components such as qualifying allowance for loan losses. Tier I and Tier II capital components are referred to as Total Risk-Based capital which was approximately $7,335,000 at September 30, 2001. Vision Bank was classified as adequately capitalized at September 30, 2001 under the financial institutions regulatory framework.

         Tier I Leverage capital ratio is defined as the ratio of Tier I capital to total average assets. Vision Bank has agreed with the banking regulators to maintain a minimum Tier I Leverage capital ratio of 8.00% during the de novo period of Vision Bank. At September 30, 2001, Vision Bank's Tier I Leverage capital ratio was 9.68%.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 2001 and 2000

Summary

         The Company experienced net losses of approximately $311,000 and $319,000 for the nine months ended September 30, 2001 and 2000, respectively. This represents a slight decrease in net losses of approximately $8,000, or 2.5%. Basic net loss per share was $.37 for the nine months ended September 30, 2001 and $.56 for the same period of 2000. The Company has experienced significant changes in its results of operations for the nine months ended September 30, 2001 compared to the nine months ended September 30, 2000. These changes are primarily due to the significant growth in the Company's earning assets and interest-bearing liabilities and an increase in non-interest cost associated with the Company's expansion activities. For comparative purposes, it is important for the reader to note that as of September 30, 2001, Vision Bank was in operation for a full nine months, while as of September 30, 2000, Vision Bank had been operation for only six months in 2000.

Net Interest Income

         Net interest income, the difference between the interest revenues on interest-earning assets and the cost of interest-bearing liabilities, is the largest component of the Company's net income. Total interest income on interest-earning assets during the nine months ended September 30, 2001 increased approximately $3,104,000, or 248.1%, to approximately $4,355,000 from approximately $1,251,000 for the same period of 2000. Total interest expense on interest-bearing liabilities for the nine months ended September 30, 2001 increased approximately $1,701,000, or 378.8%, to approximately $2,150,000 from $449,000 for the corresponding period of 2000. These increases were primarily due to the significant increase in the average outstanding balances of both interest-earning assets and interest bearing liabilities. As a result of these changes, net interest income, before provision for loan losses, increased approximately $1,403,000, or 174.9%, in the nine months ended September 30, 2001, compared to the same period of 2000.

Provision for Loan Losses

     The provision for loan losses, which is charged to current earnings, is based on the growth of the loan portfolio, the amount of net loan losses incurred and management's estimation of potential future losses based on an evaluation of the risk in the loan portfolio. This review takes into consideration the judgments of the responsible lending officers and senior management, and also those of bank regulatory agencies that review the loan portfolio as part of the regular bank examination.

         In evaluating the allowance for loans losses, management considers the historical loan loss experience, the amount of past due and non-performing loans, current and anticipated economic conditions and other appropriate information.

         The provision for loan losses was approximately $448,000 for the nine months ended September 30, 2001, compared to approximately $281,000 for the same period of 2000, representing an increase of approximately $167,000, or 59.4%. This increase in the provision for loan losses during the first nine months of 2001 resulted from management's decision to maintain the level of the allowance for loan losses at a constant percentage of loans outstanding and make provisions for actual growth in the loan portfolio due to the Company's expansion activities. Vision Bank charged-off approximately $1,000 during the nine months ended September 30, 2001 and approximately $2,000 during the year ended December 31, 2000.

Non-interest Income

         Non-interest income for the nine months ended September 30, 2001 was approximately $382,000, compared to approximately $65,000 for the same period of 2000. This increase of approximately $317,000, or 487.7%, during the first nine months of 2001, compared to the first nine months of 2000, resulted primarily from increases of approximately $125,000, or 568.2%, in service charges on deposit accounts and approximately $182,000, or 433.3%, in fees on mortgage loans.

Non-interest Expenses

         Non-interest expenses for the nine months ended September 30, 2001 were approximately $2,609,000, reflecting an approximate $1,495,000, or 134.2%, increase over $1,114,000 for the same period of 2000. The primary components of non-interest expenses are salaries and employee benefits, which increased approximately $1,096,000 for the nine months ended September 30, 2001, 272.6% higher than the same period of 2000. The increases in salaries and employee benefits are due to staffing for new banking locations and expansion, as well as merit increases and incentive payments for existing personnel. Net occupancy expense, equipment expense, data processing cost and printing and supply cost increased approximately $319,000, or 147.7%, to approximately $535,000 during the nine months ended September 30, 2001, compared to approximately $216,000 for the nine months ended September 30, 2000. These increases were due primarily to the Company's expansion activities and Vision Bank's Gulf Shores office moving into its permanent facilities in March 2001. These increases were partially offset by an approximate $316,000 decline in organizational expenses during the first nine months of 2001. Other non-interest expenses increased approximately $332,000, or 544.3%, to approximately $393,000 during the nine months ended September 30, 2001, compared to approximately $61,000 during the same period of 2000. Components of other non-interest expenses reflecting significant increases were telephone, postage, courier services, travel and entertainment expenses, ATM expenses and sales tax. As a result of the Company's growth, management anticipates that non-interest expenses will remain at least at their current level for the foreseeable future

Income Taxes

         The Company experienced benefits for income taxes of approximately $159,000 and $209,000 for the nine months ended September 30, 2001 and 2000, respectively, due primarily to net losses before taxes. The effective tax rate was approximately 33.75% for the nine months ended September 30, 2001, compared to approximately $39.60% for the same period of 2000. The Company attempts to maximize any tax benefits and minimize any tax liabilities through active tax planning.

Quantitative and Qualitative Disclosures about Market Risk

         The Company's net interest income, and the fair value of its financial instruments, are influenced by changes in the level of interest rates. Interest rate sensitivity is a function of the repricing characteristics of the Company's interest-earning assets and interest-bearing liabilities. Management monitors its interest rate risk exposure through the use of a Static Gap analysis and an Interest Rate Shock analysis.

         The static gap analysis measures the amount of repricing risk embedded in the balance sheet at a specific point in time, by comparing the difference in the volume of interest-earning assets and interest-bearing liabilities that are subject to repricing within specific time periods. At September 30, 2001, the Company was slightly asset sensitive, indicating that it had more interest-bearing assets than interest-earning liabilities repricing during the twelve months ending September 30, 2002. The cumulative static gap position of rate sensitive assets to rate sensitive liabilities at September 30, 2001 were:
i) 1.20% at 30 days; ii) 1.17% at 90 days; iii) 1.13% at 180 days; and iv) 1.02%
at 365 days.

         The interest rate shock analysis measures the impact on the Company's net interest income as a result of an immediate and sustained shift in interest rates. The movement in market rates is based on statistical regression analyses while management makes assumptions concerning balance sheet growth and the magnitude of interest rate movements for certain interest-earning assets and interest-bearing liabilities. Using actual maturity and repricing opportunities of the Company's portfolio, in conjunction with management's assumptions, a rate shock analysis is performed using a plus 200 basis points shift and a minus 200 basis points shift in interest rates. Based on the Company's September 30, 2001 Asset/Liability Analysis, the Company's net interest income would decline $344,000, or 7.1%, during the twelve months ended September 30, 2002, as a result of a 200 basis points decrease in the interest rate environment. A 200 basis points increase in interest rates would result in a $375,000, or 7.8%, increase in net interest income for the same period.

         While movement of interest rates cannot be predicted with any certainty, management believes that the Company's current interest rate sensitivity analysis fairly reflects its interest rate risk exposure during the twelve months ending September 30, 2002. Management continually evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the types of investments that should be made and at what maturities.

                           SUPERVISION AND REGULATION

         Bank holding companies and banks are regulated extensively under both federal and state law. The following information describes some but not all of the applicable statutory and regulatory provisions, and it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Vision Bancshares, Vision Bank and Vision Bank, FSB when opened.

Vision Bancshares

         General. Vision Bancshares is a bank holding company registered with,
         -------
and subject to supervision by, the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 (the "BHC Act"). The Federal Reserve Board may examine Vision Bancshares and Vision Bank.

         The BHC Act requires prior Federal Reserve Board approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares or substantially all the assets of any bank, or for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHC Act prohibits a bank holding company from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for its authorized subsidiaries. A bank holding company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve Board has determined, by regulation or order, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto, which includes the acquisition of a savings bank. A bank holding company must, however, obtain prior approval from the Federal Reserve Board before acquiring a savings bank. Also, legislation passed by Congress in 1999, known as the Gramm-Leach-Bliley Act, described below, will permit qualifying bank holding companies to acquire securities, insurance and other financial services related businesses and, thus, permit bank holding companies to engage in a wide range of financial activities not previously permitted.

         Vision Bancshares's ability to pay dividends depends upon the earnings and financial condition of Vision Bank and certain legal requirements. The Federal Reserve Board has stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by Vision Bancshares appears consistent with its capital needs, asset quality and overall financial condition.

         In the future, Vision Bancshares will rely upon the payment to it, if any, of dividends by Vision Bank and Vision Bank, FSB (when opened) for the payment of dividends on its shares of common stock.

         Recent Legislation. On November 12, 1999, President Clinton signed into
         ------------------
law the Gramm-Leach-Bliley Act ("GLBA").

     GLBA enables bank holding companies to acquire insurance companies and securities firms and repeals certain depression-era laws which prohibited the affiliation of banks and those other financial services entities under a single holding company. Bank holding companies and other types of financial service entities may elect to become financial holding companies under the new law. Financial holding companies are permitted to engage in activities considered financial in nature, and other activities that are determined to be incidental or complementary to financial activities as defined in GLBA, and may engage in a broader range of activities than are otherwise permitted for bank holding companies or banks. GLBA will enable financial holding companies to offer a variety of financial services, or services incidental or complementary to financial services, including banking, securities underwriting, merchant banking and insurance (both underwriting and agency services). The new financial services authorized by GLBA also may be engaged in by a "financial subsidiary" of a national or state bank, with the exception of insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development, and merchant banking, all of which must be conducted under the financial holding company.

         To become a financial holding company, a bank holding company must provide notice to the Federal Reserve Board of its intention to become a financial holding company, and certify to the Federal Reserve Board that each of its bank subsidiaries is "well-capitalized," "well-managed" and has at least a "satisfactory" rating under the CRA.

         GLBA establishes a system of functional regulation under which the Federal Reserve Board will regulate the banking activities of financial holding companies and serve as the umbrella regulator for activities that are separately regulated, either at the state or federal level, such as insurance and securities activities. Other federal regulators will regulate banks' financial subsidiaries. The SEC will regulate securities activities of financial holding companies and state insurance regulators will regulate insurance activities. GLBA also provides new protections against the transfer and use by financial institutions of consumers' non-public, personal information.

         We have not made a decision as to whether Vision Bancshares will become a financial holding company under GLBA; however, GLBA may change the operating environment applicable to Vision Bancshares in substantial and unpredictable ways. We cannot accurately predict the ultimate effect that this legislation, or implementing regulations, will have upon the financial condition or results of operations, or the competitive environment of Vision Bancshares or Vision Bank.

Vision Bank, FSB

         Vision Bancshares plans to organize Vision Bank, FSB as a federal savings bank chartered by the Office of Thrift Supervision ("OTS"). When it is organized, Vision Bank, FSB will be subject to regulation, supervision and regular examination by the OTS and the FDIC. The Federal banking laws and regulations regulate, among other things, the scope of the banking business conducted by Vision Bank,

FSB, its loans and investments, reserves against deposits, mergers and acquisitions, borrowings, dividends, minimum capital requirements, and the locations of branch offices and certain facilities.

Regulation in General

     Vision Bank, FSB will be subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings banks are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the relationship of Vision Bank, FSB with its depositors and borrowers will also be regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of its mortgage documents. Vision Bank, FSB will be required to file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review Vision Bank, FSB's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on Vision Bank, FSB and its operations.

Federal Regulation of Savings Bank Holding Companies

         Vision Bancshares must apply to the Federal Reserve Board for approval to acquire Vision Bank, FSB. After receiving an application by a bank holding company to acquire a savings bank, the Federal Reserve Board must consult with the OTS regarding the transaction. The Federal Reserve Board will continue to serve as Vision Bancshares's primary federal regulator after its acquisition of Vision Bank, FSB. As a bank holding company, Vision Bancshares is excluded from the provisions of HOLA that subject savings bank holding companies to supervision and regulation by the OTS. However, HOLA requires the Federal Reserve Board to consult with the OTS in establishing the scope of an examination of a bank holding company that controls a savings association and cooperate with the OTS in any enforcement action against the bank holding company if the conduct giving rise to the action involves the savings association.

Federal Regulation of Savings Banks

         Office of Thrift Supervision. The OTS is an office in the Department of
         ----------------------------
the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings banks and regularly examines these institutions.

         Federal Deposit Insurance Corporation. The FDIC is an independent
         -------------------------------------
federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). As insurer of the deposits of Vision Bank, FSB, the FDIC will have examination, supervisory and enforcement authority over Vision Bank, FSB. The accounts of Vision Bank, FSB are insured by the SAIF to the maximum extent permitted by law. Vision Bank, FSB will deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital - "well capitalized," "adequately capitalized," and "undercapitalized" - which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern.

         Qualified Thrift Lender Test. All savings banks are required to meet a
         ----------------------------
qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings bank that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the savings bank may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the savings bank may not establish any new branch office where a national bank located in the savings bank's home state would not be able to establish a branch office; (iii) the savings bank shall be ineligible to obtain new advances from any Federal Home Loan Bank ("FHLB"); and (iv) the payment of dividends by the savings bank shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings bank ceases to be a QTL, the savings bank would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings bank controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings bank may requalify as a QTL if it thereafter complies with the QTL test.

         Currently, the QTL test requires that either a savings bank qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets.

         Capital Requirements. Under OTS regulations a savings bank must satisfy
         --------------------
three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings banks must meet all of the standards in order to comply with the capital requirements.

         OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings bank that has a leverage ratio of less than 4% (3% for institutions receiving the highest examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions.

         Savings banks also must maintain "tangible capital" not less than 1.5% of adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

         Savings banks must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         The risk-based capital regulation assigns each balance sheet asset held by a savings bank to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totaled to arrive at total risk-weighted assets.

         Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

         Limitations on Capital Distributions. OTS regulations impose uniform
         ------------------------------------
limitations on the ability of all savings banks to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations will require Vision Bank, FSB to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings bank's capital level.

         A Tier 1 savings bank has capital in excess of its capital requirement (both before and after the proposed capital distribution). A Tier 1 savings bank may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its requirement) - at the beginning of the calendar year or the amount authorized for a Tier 2 savings bank. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings bank has capital equal to or in excess of its minimum capital requirement but below its requirement (both before and after the proposed capital distribution). Such a savings bank may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the savings bank is to meeting its capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 savings banks are savings banks with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 savings banks may not make any capital distributions without prior approval from the OTS.

         Loans to One Borrower. Under the HOLA, savings banks are generally
         ---------------------
subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the savings bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings banks meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units.

         Activities of Associations and Their Subsidiaries. A savings bank may
         -------------------------------------------------
establish operating subsidiaries to engage in any activity that the savings bank may conduct directly and may establish service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings bank establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the savings bank would control, the savings bank must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings banks also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

         The OTS may determine that the continuation by a savings bank of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the savings bank, or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings bank to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

Vision Bank

         Vision Bank is a state bank organized under the laws of the State of Alabama and its deposits are insured by the "FDIC up to the maximum amount permitted by law." Vision Bank is subject to regulation, supervision and regular examination by the Superintendent of the Alabama State Banking Department and the FDIC. Federal and state banking laws and regulations regulate, among other things, the scope of the banking business conducted by Vision Bank, its loans and investments, reserves against deposits, mergers and acquisitions, borrowings, dividends, minimum capital requirements, and the locations of branch offices and certain facilities.

         Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital, and thereafter the prior written approval of the Superintendent is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years less any required transfers to surplus. No dividends, withdrawals or transfers may be made from the bank's surplus without prior written approval of the Superintendent. As a newly organized state bank, Vision Bank may not pay dividends during its first three years of operation (through March, 2003) without the prior approval of the Superintendent and the FDIC.

         Vision Bank is also subject to Section 23A and Section 23B of the Federal Reserve Act. Section 23A defines "covered transactions" to include extensions of credit and limits a bank's covered transactions with any single affiliate to no more than 10% of a bank's capital and surplus. Covered transactions with all affiliates combined are limited to no more than 20% of a bank's capital and surplus. All covered and exempt transactions between a bank and its affiliates must be on terms and conditions consistent with safe and sound banking practices and a bank and its subsidiaries are prohibited from purchasing low quality assets from Vision Bank's affiliates. Finally, Section 23A requires that all of a bank's extensions of credit to an affiliate be appropriately secured by acceptable types and amounts of collateral. Vision Bank is also subject to Section 23B of the Federal Reserve Act, which places additional quantitative limits on transactions among affiliates.

         The various federal bank regulators, including the Federal Reserve Board, have adopted a risk-based capital requirement for assessing bank and bank holding company capital adequacy. These standards establish minimum capital standards in relation to the relative credit risk of assets and off-balance sheet exposures. Capital is classified into two tiers. Tier I capital consists of common shareholders' equity and perpetual preferred stock (subject to certain limitations) and is reduced by goodwill and minority interests in the common equity accounts of consolidated subsidiaries. Tier II capital consists of the allowance for possible loan losses (subject to certain limitations) and certain subordinated debt. The risk-based capital guidelines require financial institutions to maintain specifically defined credit risk factors (risk-adjusted assets). The minimum Tier I capital ratio is 4.0%, and the combined Tier I and Tier II capital to risk-weighted assets ratio is 8.0%. The Federal Reserve Board also has adopted regulations which supplement the risk-based capital guidelines to include a minimum leverage ratio of Tier I capital to total assets of 3.0% to 5.0%.

         The Federal Reserve Board's risk based capital guidelines are applied to Vision Bancshares and Vision Bank on a consolidated basis. This limits Vision Bancshares's ability to engage in acquisitions financed by debt. The FDIC has adopted similar risk-based capital requirements that are applicable to Vision Bank. The Federal Reserve Board, the FDIC and the Superintendent have imposed minimum capital (leverage) requirements. Those rules may affect the future development of Vision Bancshares's long-term business and capital plans, and may affect its ability to acquire additional financial institutions and other companies.

Support of Subsidiary Institutions

         Under Federal Reserve Board policy, Vision Bancshares is expected to act as a source of financial strength for, and to commit resources to support, Vision Bank, FSB and Vision Bank. This support may be required at times when, without this Federal Reserve Board policy, Vision Bancshares might not be inclined to provide it. In addition, any capital loans by Vision Bancshares to Vision Bank, FSB and Vision Bank may be repaid only after its deposits and certain other indebtedness are repaid in full. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Prompt Corrective Action

         The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of the action will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         An institution that is categorized as undercapitalized, significantly undercapitalized or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may test an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution if it determines that those actions are necessary.

FDIC Insurance Assessments

     The FDIC has adopted a risk-based assessment system for insured depositary institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC then determines an institution's insurance assessment rate based on the institution's capital category and supervisory category. Under the risk-based assessment system, there are nine combinations of capital groups and supervisory subgroups to which different assessment rates are applied. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup.

         In addition, effective January 1, 1997, the FDIC imposed assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. The FDIC assessed banks at a rate of 1.3 cents per $100 deposits until December 31, 1999. Thereafter, the FDIC added approximately 2.4 cents per $100 of deposits to each assessment.

         The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Interstate Banking and Branching

         Under federal legislation, restrictions on interstate bank acquisitions were abolished effective September 29, 1995, and bank holding companies from any state are now able to acquire banks and bank holding companies located in any other state. Effective June 1, 1997, the law permitted banks to merge across state lines, subject to earlier "opt-in" or "opt-out" action by individual states. The law also allows interstate branch acquisitions if permitted by the host state. Alabama and Florida have both adopted early "opt-in" legislation that allows interstate bank mergers.

Other Legislative Action

         Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions are considered from time to time by the executive branch of the federal government, Congress and various state governments. It cannot be predicted whether any proposals will be adopted, and, if adopted, how these will affect Vision Bancshares, Vision Bank, FSB or Vision Bank.

Monetary and Fiscal Policy

         Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings and the interest received by a bank on its loans to customers and its securities holdings constitutes the major portion of a bank's earnings. Thus, the earnings and growth of Vision Bancshares, Vision Bank, FSB and Vision Bank will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board. The Federal Reserve Board regulates the supply of money through various means, including open-market dealings in United States government securities, the discount rate at which members may borrow, and reserve requirements on deposits and funds availability regulations. These instruments are used in varying combinations to influence the overall growth of bank loans, investments and deposits and also affect interest rates charged on loans or paid on deposits. The policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and will continue to do so in the future. The nature and timing of any future changes in Federal Reserve Board policies and their impact on Vision Bancshares cannot be predicted.

                             DIRECTORS AND OFFICERS

Background

         The table below lists the directors and executive officers of Vision Bancshares.

                                                        Position
       Name, Age and Director                  with Vision Bancshares and                   Principal Occupation
          or Officer Since                             Vision Bank                        for the Last Five Years
          ----------------                             -----------                        -----------------------
Directors
---------

Gordon Barnhill, Jr., 44,                Director of Vision Bancshares & Vision             Owner, Barnhill Land
2000                                                      Bank                                and Real Estate
                                                                                           (Real Estate Business)
                                                                                                 and farmer

R. J. Billingsley, Jr.  49,                Vision Bancshares Director & Vision       President, Mobile Asphalt Co., LLC
2001                                                      Bank                                 (Contracting)


Julian Brackin, 52,                            Vision Bancshares Director                   Partner, Brackin and
2000                                                                                           McGriff, P.C.
                                                                                                 (Attorney)

Joe C. Campbell, 56,                           Vision Bancshares Director                  District Manager, ALFA
2000                                                                                         Insurance Company
                                                                                            (General Insurance)

William D. Moody, 55,                    Director of Vision Bancshares & Vision         President, Alpha Development
2000                                                      Bank                                  Group, Inc.
                                                                                         (Real Estate Development)

Paige Dawson Ogletree, 40,                     Vision Bancshares Director                      Owner, Dawson
2000                                                                                        Construction Company
                                                                                         (commercial construction)

James R. Owen, Jr., 50,                  Director of Vision Bancshares & Vision            President, Gulf Shores
2000                                     Bank                                            Title Insurance Co., Inc.
                                                                                         (Title Insurance Company)

Donald W. Peak, 62,                      Director of Vision Bancshares & Vision           President, Forest Manor
2000                                                      Bank                               Nursing Home, Inc.
                                                                                   (long-term care facility); President,
                                                                                         Phoenix Therapy Associates
                                                                                    (rehabilitation therapy); President,
                                                                                    Central Medical Supplies of Alabama
                                                                                        (durable medical equipment)

                                                        Position
       Name, Age and Director                  with Vision Bancshares and                   Principal Occupation
          or Officer Since                             Vision Bank                        for the Last Five Years
          ----------------                             -----------                        -----------------------
Rick A. Phillips, 50,                    Director of Vision Bancshares & Vision           Owner, Professional Real
2000                                                      Bank                             Estate Partners, Inc.
                                                                                           (Real Estate Brokerage
                                                                                               and Marketing)

Daniel M. Scarbrough, M.D., 54, 2000     Director of Vision Bancshares & Vision          Vice President, Community
                                                          Bank                        Health Systems, Inc. since 1997;
                                                                                        Private practice of medicine
                                                                                           prior to July 4, 1997

J. Daniel Sizemore, 53,                  President,  CEO  and  Chairman  of  the   President, CEO and Chairman of Vision
2000                                     Board of Vision  Bancshares  & Chairman     Bancshares and CEO and Chairman of
                                         and CEO of Vision Bank                        Vision Bank since April, 1999;
                                                                                   President and Chief Executive Officer,
                                                                                    The Bank, Birmingham, Alabama 1998 -
                                                                                                   1999;
                                                                                   President and Chief Executive Officer,
                                                                                   Commerce Bank of Alabama, Albertville,
                                                                                                  Alabama
                                                                                                1994 - 1998

George W. Skipper, III, 57(1),                 Vision Bancshares Director                 Vice President, Skipper
2000                                                                                             Insurance
                                                                                            (General Insurance)


Thomas Gray Skipper, 30 (1),                   Vision Bancshares Director                  Vice President, Scotch
2000                                                                                          Plywood Company

J. Douglas Warren, 39,                         Vision Bancshares Director                Vice President operations,
2000                                                                                     Community Health Systems,
                                                                                                 since 1995

Patrick Willingham, CPA, 56,             Director of Vision Bancshares & Vision     President and CEO, Community Health
2000                                                      Bank                                 Systems, Inc.
                                                                                       (Certified Public Accountant)

(1)   George W. Skipper, III is the father of Thomas Gray Skipper.

                                                        Position
       Name, Age and Director                  with Vision Bancshares and                   Principal Occupation
          or Officer Since                             Vision Bank                        for the Last Five Years
          ----------------                             -----------                        -----------------------

                                    Executive Officers who are not also Directors

Robert S. McKean, 53,                            Director and President                    Director and President
2000                                                 of Vision Bank                     of Vision Bank since October
                                                                                         2000; President, The Bank,
                                                                                            Birmingham, Alabama
                                                                                          1998 - 2000; Senior Vice
                                                                                          President, Compass Bank,
                                                                                            Birmingham, Alabama
                                                                                                 1985-1998

                                                        Position
       Name, Age and Director                  with Vision Bancshares and                   Principal Occupation
          or Officer Since                             Vision Bank                        for the Last Five Years
          ----------------                             -----------                        -----------------------
William E. Blackmon, 51,                                                              Senior Vice President and Chief
2001                                            Senior Vice President and                     Financial Officer
                                                 Chief Financial Officer           Vision Bank - August 2001 to Present;
                                           Vision Bank - August 2000 to Present;            Chief Financial Officer,
                                                 Chief Financial Officer,           Vision Bancshares since January 2002;
                                           Vision Bancshares since January 2002;           Senior Vice President and
                                                                                    Chief Accounting Officer - Community
                                                                                                    Bank


                                          Proposed Directors of Vision Bank, FSB

Name and Age                              Principal Occupation for the Last Five Years
------------                              --------------------------------------------
William E. Blackmon, 51                   Senior Vice President and Chief Financial Officer
                                                Vision Bank - August 2001 to Present;
                                                        Chief Financial Officer,
                                                 Vision Bancshares since January 2002;
                                                      Senior Vice President and
                                              Chief Accounting Officer - Community Bank

James D, Campbell, DDS, 60                            Orthodontist and President
                                                        James D. Campbell, P.A.
                                                            1974-Present

Charles S. Ister, III, 55                               Attorney and Partner
                                                  Ister, Sombathy & Sombathy, P.A.
                                                           1983 - Present

Robert S. McKean, 53                                   Director and President
                                                    of Vision Bank since October
                                                     2000; President, The Bank,
                                                         Birmingham, Alabama
                                                      1998 - 2000; Senior Vice
                                                      President, Compass Bank,
                                                         Birmingham, Alabama
                                                              1985-1998

Name and Age                                       Principal Occupation for the Last Five Years.
------------                                       --------------------------------------------
Rick A. Phillips, 50                                          Owner, Professional Real
                                                                Estate Partners, Inc.
                                                               (Real Estate Brokerage
                                                                   and Marketing)

John S. Robbins, 55                                              President and Owner
                                                         Bay Solutions May 2000 to Present;
                                                            Bell South Telecommunications
                                                         Regional Manager 1964 - April 2001

J. Daniel Sizemore, 53                      President, CEO and Chairman of Vision Bancshares and CEO and
                                              Chairman of Vision Bank since April, 1999; President and
                                             Chief Executive Officer, The Bank, Birmingham, Alabama 1998
                                                                       - 1999;

                                               President and Chief Executive Officer, Commerce Bank of
                                                            Alabama, Albertville, Alabama
                                                                     1994 - 1998

Election and Terms of Board of Directors

         Directors of Vision Bancshares are elected annually for three year terms. The terms are staggered with approximately one-third of the directors being elected each year. Directors Scarbrough, Sizemore, George W. Skipper, III, Thomas Gray Skipper and Willingham will serve until the 2002 annual meeting. Directors Barnhill, Billingsley, Brackin, Campbell, Dawson and Warren serve until the 2003 annual meeting. Directors Moody, Owen, Peak and Phillips will serve until the 2004 annual meeting. Directors of Vision Bank are elected annually and serve one year terms. Officers of Vision Bancshares and Vision Bank serve at the discretion of the respective boards of directors.

         During Vision Bank's first fiscal year, directors did not receive any fees for serving in that capacity. Thereafter director fees may be paid in amounts determined by the board of directors of Vision Bank. In the future, the directors of Vision Bancshares could receive director fees from Vision Bancshares paid out of the capital retained by Vision Bancshares.

         Vision Bancshares' articles of incorporation set the minimum number of directors at 6 and the maximum at 20, with the exact number to be determined by resolution of the directors. Currently there are 15 members of the board, as shown above.

Committees of the Board

     The board of directors of Vision Bank has an audit committee, loan committee, investment committee and compensation committee.

     The audit committee, consisting of Patrick Willingham, Chairman, Gordon Barnhill, Rick A. Phillips, Daniel M. Scarbrough, and Sang Lyda, recommends to the board of directors the independent accountants to be selected as Vision Bancshares' auditors, review the audit plan, financial statements and audit results, review the internal and independent auditors and bank examiners Vision Bank's accounting practices and policies, and overall accounting and financial controls, and conduct an appropriate review of any related party transactions and potential conflict of interest situations.

     The investment committee consists of William E. Blackmon (chief financial officer of Vision Bank), Chairman, J. Daniel Sizemore, Robert S. McKean, James
R. Owen, Jr., William D. Moody, Gordon Barnhill, Daniel M. Scarbrough, Kathrine Monroe and R. J. Billingsley, Jr. The investment committee is charged with reviewing Vision Bank's investment portfolio and investment activities.

     The loan committee consists of Robert S. McKean, Chairman, J. Daniel Sizemore, James R. Owen, Jr., Patrick Willingham, William D. Moody, Rick A. Phillips, James E. Kirkland, Tommy Files and Forrest Mixon.

Executive Compensation

     Officers of Vision Bancshares and Vision Bank serve at the discretion of the board of directors.

     The following tables show for 2000 and 2001 the annual compensation and stock option grants paid to Vision Bancshares' executive officers.

--------------------------------------------------------------------------------------------------
                                      SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------
                               Annual Compensation                     Long Term
                               -------------------
                                                                      Compensation
                                                                         Awards
--------------------------------------------------------------------------------------------------
        Name and                                                       Securities
        Principal           Year    Salary     Bonus    Other Annual   Underlying      All Other
        Position                     ($)        ($)     Compensation   Options (#)   Compensation
--------------------------------------------------------------------------------------------------
J. Daniel  Sizemore         2000   $120,000         0     $     0        50,000(2)     $    0
Chairman and CEO            2001   $150,000   $27,000     $22,709(1)         -0-       $7,492(3)
--------------------------------------------------------------------------------------------------
Robert S. McKean            2000   $100,000   $     0     $     0        10,000(4)     $    0
President, Vision Bank      2001   $100,000   $16,150     $     0            -0-       $1,572(3)
--------------------------------------------------------------------------------------------------

(1) Includes $12,336 in employee benefits; $10,143 for car allowance; and $230 for civic dues.

(2) The exercise price if $10 per share on 45,000 shares and $15 per share on 5,000 shares.

(3)  Company's 401(k) match.

(4) The exercise price is $10 per share on 5,000 shares and $15 per share on 5,000 shares.

----------------------------------------------------------------------------------------------
                                       OPTIONS GRANTED
----------------------------------------------------------------------------------------------
                            Number of       % of Total
                           Securities         Options
                       Underlying Options   Granted to    Exercise Price
          Name               Granted         Employees        ($/Sh)         Expiration Date
----------------------------------------------------------------------------------------------
J. Daniel Sizemore           35,000             74%            $10           March 29, 2010
                             10,000                            $10           December 9, 2010
                              5,000                            $15           December 9, 2010
----------------------------------------------------------------------------------------------
Robert S. McKean              5,000             15%            $10           October 24, 2010
                              5,000                            $15           December 9, 2010
----------------------------------------------------------------------------------------------

Employment Agreements

     J. Daniel Sizemore has an employment agreement with Vision Bancshares to serve as chief executive officer of Vision Bancshares and chairman and chief executive officer of Vision Bank. The agreement has a three year term and may be renewed daily for a continuous three year term. The agreement may only be terminated upon three years notice except that the agreement may be terminated by Vision Bancshares at any time for cause.

     Robert S. McKean has a change of control agreement with Vision Bank. Upon a change of control of Vision Bank, the agreement provides that Mr. McKean shall receive from Vision Bank an amount equal to his base salary for a term equal to three years less the amount of time that Mr. McKean works following the change of control. The agreement defines a change of control to include (i) a merger, consolidation or other corporate reorganization involving Vision Bancshares or Vision Bank, (ii) the ownership of as much as thirty-five percent (35%) of the outstanding voting stock of Vision Bancshares or Vision Bank by one person, a related group of persons or groups of persons acting in concert; or (iii) such additional circumstances as may be determined by the Vision Bank Board of Directors.

     William E. Blackmon has a change of control agreement with Vision Bank. Upon a change of control of Vision Bank, the agreement provides that Mr. Blackmon shall receive from Vision Bank an amount equal to his base salary for a term equal to three years less the amount of time that Mr. Blackmon works following the change of control. The agreement defines a change of control to include (i) a merger, consolidation or other corporate reorganization involving Vision Bancshares or Vision Bank, (ii) the ownership of as much as thirty-five percent (35%) of the outstanding voting stock of Vision Bancshares or Vision Bank by one person, a related group of persons or groups of persons acting in concert; or (iii) such additional circumstances as may be determined by the Vision Bank Board of Directors.

Certain Relationships and Related Transactions

     In March 2000, Vision Bank entered into a lease agreement, as the tenant, with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property on which Vision Bank's Gulf Shores, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease was for one year with an option to renew the lease for one additional term of one year. The monthly rent on this lease was in an amount of $2,640 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $5,280 and $18,480 during the nine month periods ended September 30, 2001 and 2000, respectively. In addition, Vision Bank agreed to pay the real estate taxes and utility expenses furnished to the premises. This lease expired in March 2001.

     In March 2000, Vision Bank entered into a lease agreement, as the tenant, with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property on which Vision Bank's Orange Beach, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. Gulf Shores Investment Group, LLC originally purchased the site of this branch from George W. Skipper, III, and Thomas Gray Skipper, directors of Vision Bancshares, for a purchase price of $275,000. The term of the lease was for one year with an option to renew the lease for one additional term of one year. The monthly rent on this lease was in an amount of $1,975 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $17,775 and $13,825 during the nine month periods ended September 30, 2001 and 2000, respectively. In addition, Vision Bank agreed to pay the real estate taxes and utility expenses furnished to the premises. This lease was renewed in March 2001 for one additional one-year term.

     In March 2001, Vision Bank entered into a lease agreement, as tenant with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property in which Vision Bank's Gulf Shores, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease is three years with options to renew the lease for three additional terms of three years each. The monthly rent on this lease is in an amount of $15,700 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $107,939 during the nine months ended September 30, 2001. Vision Bank also agreed to pay the landlord an additional sum to be adjusted periodically, beginning after the first year of the lease, to coincide with the operating cost that the landlord shall pay or becomes obligated to pay in connection with the ownership and operation of the building. In addition, Vision Bank agreed to pay the real estate taxes, utilities and to maintain fire and extended coverage and general liability insurance coverage for the real property.

     In the opinion of the directors of Vision Bancshares, the terms of these lease agreements (including the purchase price for the Orange Beach branch site) and reimbursements for costs between the Investment Group and Vision Bancshares or Vision Bank are at least as favorable as those that could have been obtained from an unaffiliated party.

     In the future, Vision Bank may make loans to its directors and officers in the ordinary course of business. Such loans, or other banking transactions involving these persons, will be made on the same terms, including interest rate and collateral requirements, that Vision Bank would make to the general public.

Incentive Stock Compensation Plan

     The board of directors of Vision Bancshares has adopted an Incentive Stock Compensation Plan. The directors believe an incentive program is an important asset in attracting and retaining qualified personnel and motivating their efforts on behalf of Vision Bank and its interests.

     The following discussion outlines some of the essential features of this plan, but is qualified in its entirety by reference to the full text of the plan which is included as an exhibit to the registration statement of which this prospectus is a part.

     All key employees of Vision Bank are eligible to participate in this plan. The selection of participants is entirely within the discretion of the stock option plan committee which is comprised of at least two or more members of the board of directors of Vision Bancshares designated by resolution. The plan is administered by the committee, which has the exclusive right, subject to the provisions of the plan, to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration.

     Vision Bancshares has reserved a total of 150,000 shares of common stock for issue under the plan. For "incentive stock options" qualified as such under section 422(a) of the Internal Revenue Code, the aggregate value of the shares for which an employee may be granted options in any year cannot exceed $100,000, measured by the fair market value at date of grant, plus any unused carryover of this annual limitation. The price of the option cannot be less than 100% of the fair market value of the shares on the date the option is granted, except as to persons who hold more than 10% of the voting power of Vision Bancshares, in which case the option price cannot be less than 110% of fair market value.

     No option may be exercised more than ten years after it is granted. An option becomes exercisable, subject to the foregoing limitation, any time after it is granted unless vesting requirements are imposed with the grant. An option must be exercised within 90 days of retirement, and within 90 days of other termination from Vision Bancshares or Vision Bank. All vesting requirements on options may be waived if there is a change of control, or potential change of control of Vision Bancshares.

     The committee has granted options to Mr. Sizemore for 50,000 shares and has granted options to other officers for an aggregate of 12,500 shares. These options are exercisable at $10.00 per share and are otherwise on the terms described above.

     The plan also provides that notwithstanding any other provision in the plan or any agreement under the plan, Vision Bancshares's primary bank regulator shall at any time have the right to require any holder of options to exercise such options or forfeit options not exercised if Vision Bancshares's capital falls below minimum capital required by Vision Bancshares's primary bank regulator.

Employee Stock Purchase Plan

     The board of directors of Vision Bancshares has also adopted an Employee Stock Purchase Plan, which is intended to qualify under Section 423(b) of the Internal Revenue Code. Under this plan eligible Bank employees may purchase shares of Vision Bancshares through a payroll deduction plan. We believe it is important that employees of Vision Bank have an opportunity to invest in Vision Bancshares's future, and that this plan can be a valuable incentive for employees.

     The Employee Stock Purchase Plan was filed as an exhibit to the registration statement of which this prospectus is a part. The following discussion outlines some of the essential features of the plan, but is qualified in its entirety by reference to the full text of the plan.

     Generally, all active full-time employees of Vision Bank are eligible to participate in the Employee Stock Purchase Plan. No employee may be permitted to subscribe for shares if immediately after subscribing he or she would own shares (including those which may be purchased under outstanding subscriptions under the Employee Stock Purchase Plan) representing 5% or more of the total combined voting power or value of all classes of stock of Vision Bancshares.

     Employees will have the opportunity to subscribe to purchase shares at a series of offerings occurring at six-month intervals. Offering periods will be for 15 days. The total number of shares available under all offerings on a cumulative basis is 7,500. To subscribe to purchase shares, an employee must sign a subscription agreement specifying the number of shares he or she will purchase. During an offering period, an employee may subscribe for a minimum of 10 shares and a maximum of 50. An employee may subscribe to purchase stock in more than one offering period.

     The purchase price of a share must not be less than 85% of the fair market value of the shares on the date offered.

     No employee may subscribe to purchase shares under the Employee Stock Purchase Plan if doing so would permit his or her rights to purchase shares under all stock purchase plans of Vision Bancshares to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time. Pursuant to this limitation, Mr. Sizemore is not eligible to participate in the Employee Stock Purchase Plan.

     Each employee who subscribes to purchase shares during an offering period must sign an authorization for payroll deductions by Vision Bank to pay the purchase price of the subscribed shares. Payment will be made in equal regular installments, at least monthly, over a period of 12 calendar months.

     Employees will not have voting or other rights of shareholders with respect to any shares covered by subscription agreements until the date the full purchase price of all shares covered by such subscription agreement has been paid.

     As of December 31, 2001, 350 shares were issued under the Plan. The total subscription liability under the plan for all covered employees totaled 1,065 shares as of December 31, 2001.

Director Stock Plan

     The board of directors of Vision Bancshares has adopted a Director Stock Plan. This plan permits stock options to be granted to directors and permits directors to receive director fees in stock in lieu of cash.

     The following discussion outlines some of the essential features of this plan, but is qualified in its entirety by reference to the full text of the plan which is included as an exhibit to the registration statement of which this prospectus is a part.

     The plan is administered by the compensation committee of the board, which has the exclusive right, subject to the provisions of the plan, to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration.

     Vision Bancshares has reserved a total of 150,000 shares of common stock for issue under the plan and has issued options to 14 non-employee directors in the amount of 5,000 shares at an exercise price of $10.00 per share. J. Daniel Sizemore, as a full-time employee, does not have options under this plan because he has received options under the Vision Bancshares Incentive Stock Compensation Plan described above.

     No option may be exercised more than ten years after it is granted. Subject to the foregoing limitation, the option is exercisable any time after it is granted.

     Under the plan, members of the board of directors may elect to receive shares of common stock as restricted stock in lieu of receiving cash director fees at an amount equal to the cash fees that would be due to be paid divided by 75 percent of the fair market value of the common stock. This aspect of the plan has not been implemented.

     The plan also provides that notwithstanding any other provision in the plan or any agreement under the plan, Vision Bancshares's primary bank regulator shall at any time have the right to require any holder of options to exercise such options or forfeit options not exercised if Vision Bancshares's capital falls below minimum capital required as determined by Vision Bancshares's primary bank regulator.

Change in Control Provisions

     Both the Incentive Stock Compensation Plan and the Director Stock Plan provide that if a change in control or potential change in control of Vision Bancshares occurs, options outstanding that are not yet exercisable as a result of any vesting requirements may nevertheless be exercised. Also, in lieu of exercise, Vision Bancshares has the right to pay cash to the holder equal to the "change of control price." The change of control price is the highest price paid or offered in a change of control or potential change of control within the preceding 60 days. A change in control occurs when a person or entity acquires 20 percent or more of Vision Bancshares' common stock or when certain other events occur such as a change in two-thirds of the board of directors that is not recommended by the incumbent directors.

     A potential change in control occurs when Vision Bancshares enters into an agreement that would result in a change of control or a person or entity acquires 5 percent or more of Vision Bancshares common stock and the board of directors determines by resolution that such acquisition constitutes a change in control.

Indemnification of Directors and Officers

     The bylaws of Vision Bancshares provide that Vision Bancshares will indemnify its and Vision Bank's officers, directors, employees and agents to the extent permitted by the Alabama Business Corporation Act. That Act permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding. In order to receive indemnification, the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, that he not be adjudged to be liable for negligence or misconduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Vision Bancshares or Vision Bank, pursuant to the foregoing provisions, or otherwise, Vision Bancshares has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Vision Bancshares of expenses incurred or paid by a director, officer or controlling person of Vision Bancshares in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Vision Bancshares will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND PRINCIPAL SECURITY HOLDERS

     The following tables show the beneficial ownership of the shares of common stock of the principal shareholders, directors and executive officers of Vision Bancshares, based upon 1,043,280 shares of common stock currently outstanding, which are the only class of securities outstanding.

Principal Shareholders

     The following table shows those persons who are known to Vision Bancshares who own five percent or more of the outstanding shares of common stock:

                                     Number of Shares of
Name and Address                     Common Stock Owned     Percentage Ownership
----------------                     ------------------     --------------------
J. Daniel Sizemore                        85,425(1)                 7.81%
33343 River Road
Orange Beach, AL 36561

George W. Skipper, III                    89,425(2)                 8.53%
307 Skipper Drive
Jackson, AL 36545

Community Health Systems, Inc.            60,850(3)                5.841%
25819 Canal Road
Orange Beach, AL 36561

(1) Includes 50,000 shares subject to options granted to Mr. Sizemore under the Incentive Stock Compensation Plan, 750 shares held by Mr. Sizemore's sons and 500 shares held by his wife.

(2) Includes 5,000 shares subject to options under the Director Stock Plan. These shares do not include the shares owned by Mr. Skipper's son, Thomas Gray Skipper, as shown in the table below at "Security Ownership of Management" or 55,000 shares owned by Mr. Skipper's other adult children, as to which Mr. Skipper disclaims any beneficial ownership.

(3) Certain directors of Vision Bancshares vote shares owned by Community Health Systems or are otherwise affiliated with this entity. See footnotes
     (1), (4) and (5) to the table below at "Security Ownership of Management.".

Security Ownership of Management

                                        Number of Shares of
Name and Address                        Common Stock Owned         Percentage Ownership
----------------                        -------------------        --------------------
Directors
---------

Gordon Barnhill, Jr.                          35,525*                      3.39%
Post Office Box 644
Robertsdale, AL 36567

R. J. Billingsley                             22,925                       2.20%
P. O. Box 190279
Mobile, Alabama 36619

Julian Brackin                                35,425*                      3.38%
1261 Patrick Street
Daphne, AL 36526

Joe C. Campbell                               43,425*                      4.14%
Post Office Box 1069
Cullman, AL 35056

William D. Moody                              40,425*                      3.86%
Post Office Box 2433
Gulf Shores, AL 36547

Paige Dawson Ogletree                         12,500                       1.20%
3250 Locust Street
Gadsden, Alabama 35901

James R. Owen, Jr.                            35,525*                      3.39%
P.O. Box 895
Gulf Shores, AL 36547

Donald W. Peak                                45,425*                      4.33%
2401 32nd Street
Northport, AL 35476

Rick A. Phillips                              35,425*                      3.38%
Post Office Box 3351
Gulf Shores, AL 36547

Daniel M. Scarbrough, M.D.                    35,425*(1)                   3.38%
30815 Peninsula Drive
Orange Beach, AL 36561

                                                       Number of Shares of
Name and Address                                       Common Stock Owned         Percentage Ownership
----------------                                       -------------------        --------------------
J. Daniel Sizemore                                           85,425 (2)                   7.81%(2)
33343 River Road
Orange Beach, AL 36561

Thomas Gray Skipper                                          35,425*                      3.38%
P. O. Box 38
Fulton, AL 36446

George W. Skipper, III                                       89,425*(3)                   8.53%
307 Skipper Drive
Jackson, AL 36545

J. Douglas Warren                                            35,525*(4)                   3.39%
4560 Bayou Court
Ono Island
Orange Beach, Alabama 36561

Patrick Willingham, CPA                                      45,425*(5)                   4.33%
30475 Harbour Drive
Orange Beach, AL 36561

Executive officers who are not also directors
---------------------------------------------

William E. Blackmon                                           3,000(6)                      **
100 Edgewood Circle
Oneonta, Alabama 35121

Robert S. McKean                                             16,333(7)                    1.54%
2201 West 1st Street
Gulf Shores, Alabama 36542

All Directors and Executive Officers
as a group (17 persons)                                     652,583(8)                   55.50%

*    Includes 5,000 shares subject to option under the Director Stock Plan.

**   Less than 1%.

(1) Dr. Scarbrough is the medical director of Community Health Systems, a non-profit corporation, which owns 60,850 shares representing 5.841 percent of shares of common stock. Dr. Scarbrough disclaims any beneficial ownership of those shares. See footnotes (4) and (5).

(2) Includes 50,000 shares subject to options granted to Mr. Sizemore under the Incentive Stock Compensation Plan, 750 shares held by Mr. Sizemore's sons and 500 shares held by his wife.

(3) These shares do not include the shares owned by Mr. Skipper's son, Thomas Gray Skipper, as shown in the table above or 55,000 shares owned by Mr. Skipper's other adult children, as to which Mr. Skipper disclaims any beneficial ownership.

(4) Includes 25,000 shares owned by Community Health Systems. Mr. Warren is a director of Community Health Systems and votes 25,000 of the 60,850 shares owned by that entity. See footnotes (1) and (5).

(5) Mr. Willingham is chairman of the board of Community Health Systems. Mr. Willingham disclaims any beneficial ownership over shares voted by other directors owned by that entity. See footnote (1).

(6) Includes 2,500 shares subject to options under the Incentive Stock Compensation Plan.

(7) Includes 10,000 shares subject to options under the Incentive Stock Compensation Plan.

(8) Includes all options referenced in the footnotes above. The percentage for the group assumes that shares subject to options have been issued.

                          DESCRIPTION OF CAPITAL STOCK

     The following summarizes certain provisions of Vision Bancshares' capital stock. Additional information regarding the capital stock is set forth in the articles of incorporation and bylaws of Vision Bancshares that are included as exhibits to the registration statement of which this prospectus is a part and in the applicable provisions of the Alabama Business Corporation Act under which Vision Bancshares is incorporated and by which its corporate affairs are governed.

General

     The authorized capital stock of Vision Bancshares consists of 10,000,000 shares of common stock, $1.00 par value per share, 1,043,280 shares of which are outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which is outstanding. A minimum of 500,000 and a maximum of 833,334 shares of common stock are offered by this prospectus. In addition, an aggregate of 307,150 shares of common stock are currently subject to options or are otherwise reserved for issuance under Vision Bancshares' stock option plans and the Employee Stock Purchase Plan.

     The preferred stock may be issued from time to time as a class without series, or if so determined by the board of directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock (or of the entire class of preferred stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the board of directors. The preferred stock may have a preference over the common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of Vision Bancshares and such other preferences as may be fixed by the board of directors.

Voting

     Holders of the common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Vision Bancshares's articles of incorporation provide that directors are elected for three year terms. The holders of the shares of common stock do not have cumulative voting rights, which means that the holders of more than one-half of the outstanding shares can elect all of the directors.

     Shareholders may call special meetings of shareholders if they own 10 percent or more of the outstanding shares of common stock of Vision Bancshares. Shareholders may take action without a shareholder meeting only by a written consent signed by all shareholders entitled to vote on the subject matter at a shareholder meeting.

     The board of directors may increase or decrease by 30 percent or less the number of directors last elected by shareholders and may fill any vacancies so created. Increases or decreases in the number of directors by more than 30 percent may only be made by shareholders, with shareholders filling any vacancies as a result of such increase.

Dividends

     Shareholders may receive dividends when and if declared by the board of directors in accordance with applicable law. See "Dividend Policy."

Other Rights

     Holders of shares of common stock are entitled to share ratably in the assets of Vision Bancshares legally available for distribution to its shareholders in the event of liquidation, dissolution or winding up of Vision Bancshares. Shareholders have no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock and the shares to be issued in this offering will be, upon payment therefor and issuance, fully paid and non-assessable.

Possible Issuance of Shares - Certain Anti-Takeover Effects

     Under Vision Bancshares's articles of incorporation, and after reserving for the maximum of 833,334 shares that could be issued in the offer and 307,150 shares that are currently subject to options or that may otherwise be issued under benefit plans, the board of directors may issue up to an additional 7,816,236 shares of Vision Bancshares's common stock without further approval or authorization of the shareholders. It is possible that additional shares could be issued in the future and that such issuance could cause dilution in the value of shares then outstanding. The existence of authorized shares could enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of Vision Bancshares by a proxy contest, tender offer, merger or other means that is not favored by management.

     The authority of the board of directors to issue preferred stock with such rights and privileges, including voting rights, as it may deem appropriate could also enable the board to deter or prevent a change in control despite a shift in the ownership of the common stock.

     Because directors are elected for three year terms, with approximately one-third of the board elected each year, two elections will be required to change a majority of the members of the board. This method could delay, or make more difficult, a change in the board or in control of Vision Bancshares.

     Directors may only be removed by shareholders for cause.

                           MARKETABILITY OF SECURITIES

     There are currently approximately 375 shareholders of Vision Bancshares.

     We do not expect that a public trading market, or public price quotations of the shares, will develop, and, thus, you may find it difficult to resell your shares.

     Vision Bancshares sold 839,317 shares in an offer that expired on March 31, 2000, at $10.00 per share, and 203,613 shares in an offer that expired on September 30, 2001, at $15.00 per share. As of December 31, 2001, Vision Bancshares has issued 350 shares in its Employee Stock Purchase Plan at 85% of the $15.00 price for the shares on the date such shares were issued. Management is unaware of any privately negotiated transactions that have taken place.

     Vision Bancshares has 147,500 shares of common stock currently subject to options under its stock option plans and an additional 152,500 shares of common stock that Vision Bancshares may grant as options under its stock option plans. Under its Employee Stock Purchase Plan, 350 shares have been purchased. These shares, as well as shares issued pursuant to option exercises, could be resold under SEC Rule 144. No holders of shares of common stock or options have the right to require that Vision Bancshares undertake the registration of their shares or to include their shares in any registration statement undertaken by Vision Bancshares.

                                 DIVIDEND POLICY

     It is not likely in the near future that Vision Bancshares will generate sufficient profit to justify or allow it to pay dividends. Vision Bancshares will rely on the payment of dividends to it by Vision Bank (and in the future, Vision Bank, FSB) in order to provide funds for the payment of dividends by it to its shareholders. In no event during the first three years of operations may any dividends be declared or paid by Vision Bank without the approval of the Alabama Banking Department and the Federal Deposit Insurance Corporation, and we expect similar restrictions to be imposed upon Vision Bank, FSB, when organized. In addition, banking regulations restrict the payment of dividends under certain circumstances. Future dividend policy of Vision Bancshares will be subject therefore not only to banking regulations, but to the discretion of the directors, and will be contingent on Vision Bank's financial condition, capital requirements, general business conditions and other factors. We have not paid any dividends and do not expect cash dividends to be paid during at least the first three years of operation.

                                  LEGAL MATTERS

     Certain legal matters regarding the shares offered hereby will be passed upon for Vision Bancshares by Balch & Bingham, LLP, Montgomery, Alabama.

                                     EXPERTS

     The financial statements of Vision Bancshares contained in this prospectus have been included in reliance upon the report of Morrison & Smith, LLP, Tuscaloosa, Alabama, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

     Effective August 22, 2000, Morrison & Smith, LLP replaced Mauldin and Jenkins, LLC as the accountants for Vision Bancshares. In connection with audits prepared by Mauldin and Jenkins, LLC, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. The former accountants' reports on Vision Bancshares' financial statements contained no adverse opinion or disclosures nor were they qualified as to uncertainty, audit scope or accounting principles. The change in accountants was approved by the board of directors of Vision Bancshares.


                        FINANCIAL REPORTS TO SHAREHOLDERS

     Vision Bancshares will file an annual report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2001, and will file other required reports during 2002. These reports, when filed, may be read and copied at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, DC 20549 or by calling 1-800-SEC-0330. The SEC also maintains a website at which information maybe obtained at http://www.sec.gov.
                                               ------------------

                             VISION BANCSHARES, INC.

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

Vision Bancshares, Inc. and Subsidiary, Gulf Shores, Alabama
For Year Ended December 31, 2000
--------------------------------

Independent Auditor's Report .................................................................. F-2
Consolidated Statement of Financial Condition at December 31, 2000 ............................ F-3
Consolidated Statement of Income for the Year Ended December 31, 2000 ......................... F-4
Consolidated Statement of Comprehensive Income for the
         Year Ended December 31, 2000 ......................................................... F-5
Consolidated Statement of Changes in Stockholders' Equity for the
         Year Ended December 31, 2000 ......................................................... F-6
Consolidated Statement of Cash Flows for the
         Year Ended December 31, 2000 ......................................................... F-7
Notes to the Financial Statements for the
         Year Ended December 31, 2000 ............................................ F-8 through F-18

Vision Bancshares, Inc. and Subsidiary, Gulf Shores, Alabama
For the Nine Months Ended September 30, 2001 and September 30, 2000
-------------------------------------------------------------------

Independent Accountant's Report .............................................................. F-19
Consolidated Statement of Financial Condition at
         September 30, 2001 and December 31, 2000 ............................................ F-20
Consolidated Statement of Income for the Nine Months
         Ended September 30, 2001 and 2000 ................................................... F-21
Consolidated Statement of Comprehensive Income for the
         Nine Months ended September 30, 2001 and 2000 ....................................... F-22
Consolidated Statement of Changes in Stockholders' Equity
         For the Year Ended December 31, 2000 and the Nine
         Months Ended September 30, 2001 and 2000 ............................................ F-23
Consolidated Statement of Cash Flows for the Nine Months
         Ended September 30, 2001 and 2000 ................................................... F-24
Notes to the Financial Statements for the Nine Months
         Ended September 30, 2001 and 2000 ...................................... F-25 through F-27


                                                                  March 26, 2001

To the Board of Directors and Stockholders
Vision Bancshares, Inc.
Gulf Shores, Alabama

     We have audited the accompanying consolidated statement of financial condition of Vision Bancshares, Inc. (the Company) and Subsidiary as of December 31, 2000 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vision Bancshares, Inc. and Subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                           MORRISON & SMITH, LLP
                                                    Certified Public Accountants

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                              December 31, 2000
                                                              -----------------
                         Assets

Cash                                                               $    151,772
Due from and federal funds sold                                       9,639,818
Invesment securities available for sale                               6,509,282

Loans                                                                32,823,294
Less: Allowance for loan losses                                        (396,025)
                                                                   ------------
    Loans, net                                                       32,427,269

Premises and equipment, net                                             488,608
Accrued interest receivable                                             289,094
Deferred tax benefit                                                    362,235
Other assets                                                            206,584
                                                                   ------------
    Total Assets                                                   $ 50,074,662
                                                                   ============

          Liabilities and Stockholders' Equity
Deposits:
    Noninterest-bearing                                            $  2,741,065
    Interest bearing                                                 39,363,386
                                                                   ------------
        Total Deposits                                               42,104,451

Accrued interest payable                                                150,134
Other liabilities                                                       124,548
                                                                   ------------
    Total Liabilities                                                42,379,133

                  Stockholders' Equity

Common stock, $1.00 par value; 10,000,000 authorized;
  839,317 shares issued and outstanding                                 839,317
Preferred stock $1.00 par value;
  1,000,000 authorized; -0- shares issued and outstanding                  --
Additional paid-in capital                                            7,438,626
Retained deficit                                                       (617,810)
Accumulated other comprehensive income, net of taxes                     35,396
                                                                   ------------
    Total Stockholders' Equity                                        7,695,529
                                                                   ------------
Total Liabilities and Stockholders' Equity                         $ 50,074,662
                                                                   ============

       Please See Accompanying Notes To Consolidated Financial Statements

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                   Year Ended
                                                               December 31, 2000
Interest Income:
  Interest and fees on loans                                        $ 1,648,423
  Interest and dividends on investment
   securities-AFS                                                       175,586
  Interest income on federal funds sold                                 412,502
  Other interest income                                                  51,363
                                                                    -----------
    Total interest income                                             2,287,874

Interest Expense:
  Interest on deposits                                                  976,570
  Interest on federal funds purchased                                      --
                                                                    -----------
    Total interest expense                                              976,570

Net interest income, before provision for loan losses                 1,311,304
Provision for loan losses                                               397,550
                                                                    -----------
Net interest income, after provision for loan losses                    913,754

Noninterest Income:
  Service charges on deposits accounts                                   47,822
  Other noninterest income                                              105,151
                                                                    -----------
    Total noninterest income                                            152,973


Noninterest Expense:
  Salaries and benefits                                                 899,816
  Net occupancy                                                         127,817
  Equipment expense                                                      60,213
  Data processing expense                                                61,829
  Organization expense                                                  147,984
  Professional fees                                                     156,065
  Printing and office supplies                                           59,759
  Advertising expense                                                    31,143
  Other noninterest expense                                             173,969
                                                                    -----------
    Total noninterest expense                                         1,718,595
                                                                    -----------

Income before income taxes                                             (651,868)
Income tax benefit                                                     (241,892)
                                                                    -----------
Net loss                                                            $  (409,976)
                                                                    ===========

Earning per share - basic                                           $    (0.64)
                                                                    ===========


Average number of shares outstanding                                    639,831
                                                                    ===========

       Please See Accompanying Notes To Consolidated Financial Statements

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

                                                                      Year Ended
                                                                  December 31, 2000
Net loss                                                            $    (409,976)

Other comprehensive income, net of income taxes
  Unrealized gains/(losses) on investment securities available
    for sale arising during the period, net of income taxes                35,396
                                                                    -------------
Comprehensive loss                                                  $    (374,580)
                                                                    =============

       Please See Accompanying Notes To Consolidated Financial Statements

                     VISION BANCSHARES, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                    Accumulated
                                                                      Additional                       Other            Total
                                                  Common Stock          Paid-In       Retained     Comprehensive    Stockholders'
                                             ----------------------
                                               Shares      Amount       Capital       Earnings         Income          Equity
                                             ----------  ----------  ------------   ------------   -------------    -------------
Balance - January 1, 2000                           100  $      100   $     9,749    $  (207,834)    $        -      $   (197,985)

Shares issued pursuant to public offering       839,217     839,217     7,428,877                                       8,268,094

Net loss                                                                                (409,976)                        (409,976)

Change in urealized gains on securities
  available for sale                                                                                     35,396            35,396
                                             ----------  ----------   -----------    -----------     ----------      ------------

Balance - December 31, 2000                  $  839,317  $  839,317   $ 7,438,626    $  (617,810)    $   35,396      $  7,695,529
                                             ==========  ==========   ===========    ===========     ==========      ============

       Please See Accompanying Notes To Consolidated Financial Statements

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                   Year Ended
                                                                               December 31, 2000
                                                                               -----------------
Cash Flows From Operating Activities:
  Net loss                                                                        $    (409,976)
  Adjustments to reconcile net income to net cash provided by operations
    Provision for loan losses                                                           397,550
    Depreciation and amortization                                                        60,167
    Deferred income tax benefit                                                        (241,892)
    (Increase)/decrease in accrued interest receivable                                 (289,094)
    Increase/(decrease) in accrued interest payable                                     150,134
    (Increase)/decrease in other assets                                                 (97,913)
    Increase/(decrease) in other liabilities                                             30,048
                                                                                  -------------
        Net cash provided by (used in) operating activities                            (400,976)

Cash Flows From Investing Activities:
  Purchase of investment securities available for sale                               (6,535,461)
  Proceeds from maturities of investment securities available for sale                   61,575
  Proceeds from sale/call/paydowns of investment securities available for sale               --
  Net (increase)/decrease in loans outstanding                                      (32,824,819)
  Purchase of premises and equipment                                                   (529,400)
                                                                                  -------------
      Net cash provided by (used in) investing activities                           (39,828,105)

Cash Flows From Financing Activities:
  Net increase/(decrease) in demand, savings and time deposits                       42,104,451
  Proceeds from the issuance of common stock                                          7,885,472
                                                                                  -------------
      Net cash provided by (used in) financing activities                            49,989,923
                                                                                  -------------

Net increase/(decrease) in cash and cash equivalents                                  9,760,842

Cash and cash equivalents at beginning of period                                         30,748
                                                                                  -------------

Cash and cash equivalents at end of period                                        $   9,791,590
                                                                                  =============

Supplemental Cash Flow Information:
  Cash paid during period for interest                                            $     826,436
  Cash paid during period for income taxes                                        $          --

       Please See Accompanying Notes To Consolidated Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                                December 31, 2000

NOTE 1:  Summary of Significant Accounting Policies
         ------------------------------------------

Nature of Operations
--------------------

Vision Bancshares, Inc. (the Company) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary Vision Bank (the Bank). The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Gulf Shores, Alabama and the surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Alabama State Banking Department and the Federal Deposit Insurance Corporation.

Basis of Consolidation
----------------------

The consolidated financial statements include the accounts of Vision Bancshares, Inc. and its wholly-owned subsidiary, Vision Bank, after elimination of all material intercompany transactions and balances.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Investment Securities
---------------------

Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in non-interest income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on sales of securities are determined on the specific identification method.

Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Loans
-----

Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees.

Loan origination and commitment fees, as well as certain direct organization costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

Allowance for Loan Losses
-------------------------

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

Premises and Equipment
----------------------

Land is carried at cost. Other premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and the declining balance methods based principally on the estimated useful lives of the assets ranging from five to forty years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Income Taxes
------------

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to net operating loss carryforwards and differences between the basis of the allowance for loan losses, intangibles, securities and accumulated depreciation. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company files consolidated income tax returns with its subsidiary.

Statements of Cash Flows
------------------------

The Company considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

Restriction On Cash And Due From Banks
--------------------------------------

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve at December 31, 2000 was $0.

The Bank maintains cash balances of several other financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000, balances in excess of the amount insured were $1,540,440.

Stock-Based Compensation
------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for an employee stock option or similar equity instrument. However, SFAS No. 123 allows an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS No. 123 had been applied. Under the fair value based method, the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to measure compensation cost for its stock option plans under the provisions in APB Opinion 25.

Advertising Costs
-----------------

Advertising costs are expensed as incurred.

NOTE 2:  Investment Securities
         ---------------------

The amortized cost of securities available-for-sale and their approximate fair values at December 31, 2000 are as follows:

                                                                Gross       Gross
                                                 Amortized   Unrealized   Unrealized      Fair
                                                    Cost        Gains       Losses        Value
                                                 ---------   ----------   ----------   ----------
As of December 31, 2000:
------------------------
  U. S. Treasury Securities                     $        -   $        -   $        -   $        -
  Federal Agency Securiites                      4,005,191       51,642        6,820    4,050,013
  Mortgage-backed Securities                     2,448,199       11,070            -    2,459,269
                                                ----------   ----------   ----------   ----------
      Total                                     $6,453,390   $   62,712   $    6,820   $6,509,282

The amortized cost and estimated fair value of securities available-for-sale at December 31, 2000, by contractual maturity, are as follows:

                                                 Amortized        Fair
                                                   Cost           Value
                                               ------------   ------------
          Amounts maturing in:
          -------------------
          One year or less                     $  1,000,000   $  1,000,938
          After one year through five years       2,477,971      2,528,675
          After ten years                           527,220        520,400
                                               ------------   ------------
                                                  4,005,191      4,050,013
          Mortgage-Backed Securities              2,448,199      2,459,269
                                               ------------   ------------
                                               $  6,453,390   $  6,509,282
                                               ============   ============

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Realized gains and losses are determined on the basis of specific identification. During 2000, sales proceeds and gross realized gains and losses on securities classified as available for sale were:

                Sales Proceeds          $      61,575
                                        =============

                Gross Realized Losses   $           -
                                        =============

                Gross Realized gains    $           -
                                        =============


Securities with a carrying value of $3,764,828 were pledged at December 31, 2000 to secure certain deposits.

NOTE 3:   Loans and Allowances for Loan Losses
          ------------------------------------

Loans are summarized as follows:

          Loans                                     December 31, 2000
                                                   -------------------
            Commercial loans                        $       9,239,146
            Consumer loans                                  3,075,952
            Real estate loans                              19,169,065
            Home Equity Loans                               1,265,934
            Other loans                                        73,197
                                                    -----------------
                                                    $      32,823,294
                                                    =================
          Allowance for Loan Losses
            Balances, beginning of year             $              --
            Provision for losses                              397,550
            Loans charged off, net of recoveries               (1,525)
                                                    -----------------
            Balances, end of year                   $         396,025
                                                    =================

The Bank has entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December

31, 2000 was $1,885,103. During 2000, new loans made to such related parties amounted to $3,304,104 and payments amounted to $668,363.

NOTE 4:   Premises and Equipment
          ----------------------

A summary of premises and equipment:


                                                      December 31, 2000
                                                    ---------------------
                Leasehold Improvements                $           4,312
                Buildings                                        76,281
                Furniture, Fixtures & Equipment                 301,202
                Automobiles                                      19,500
                Construction in Progress                        147,480
                                                      -----------------
                                                                548,775
                Less: Accumulated Depreciation                  (60,167)
                                                      -----------------
                                                      $         488,608
                                                      =================


Depreciation expense for the year ended December 31, 2000 was $60,167.

NOTE 5:   Deposits
          --------

Deposit account balances are summarized as follows:


                                                      December 31, 2000
                                                    ---------------------
                Noninterest bearing                   $       2,741,065
                Interest-bearing                              7,115,913
                Savings Deposits                             12,509,002
                Certificates of Deposits                     19,738,471
                                                      -----------------
                                                      $      42,104,451
                                                      =================


Certificates maturing in years ending December 31, as of December 31, 2000:


                    2001                              $       4,340,468
                    2002                                     11,722,289
                    2003                                      2,525,437
                    2004                                      1,148,077
                    2005 and thereafter                           2,200
                                                      -----------------
                                                      $      19,738,471
                                                      =================


The Bank held related party deposits of approximately $795,616 at December 31, 2000.

NOTE 6:   Income Taxes
          ------------

The consolidated provision for income taxes consists of the following:

                                                    Year Ended
                Income Tax Expense:              December 31, 2000
                                               ---------------------
                  Current Tax Expense            $               -
                  Deferred Tax (Benefit)                  (241,892)
                                                 -----------------
                                                 $        (241,892)
                                                 =================

The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis:

                                                    Year Ended
                                                 December 31, 2000
                                               ---------------------
                Federal Statutory Income
                   Tax at 34%                    $        (221,635)
                State Income Taxes, Net of
                   Federal Tax Benefit                     (20,257)
                                                 -----------------
                                                 $        (241,892)
                                                 =================

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

                                                           December 31, 2000
                                                         ---------------------
    Deferred Tax Assets:
    --------------------
     Allowance for Possible Loan losses                    $         145,222
     Net Operating Loss Carryforward                                  71,623
     Unamortized Intangible Assets                                   142,619
     Other                                                            25,863
                                                           -----------------
      Total Deferred Tax Assets                                      385,327
      -------------------------
                                                           -----------------

    Deferred Tax Liabilities:
    -------------------------
     Investment Securities                                 $           2,596
     Unrealized Gain on Securities Available-for-Sale                 20,496
                                                           -----------------
       Total Deferred Tax Liability                                   23,092
       ----------------------------
                                                           -----------------

    Net Deferred Tax Asset                                 $         362,235
    ----------------------
                                                           =================

Management believes it is more likely than not the Company will generate taxable income sufficient to realize the deferred tax benefit. If the Company is unable to generate sufficient taxable income in the future through operating results, increases in the valuation allowance will be required through a charge to income tax expense.

The Company has available at December 31, 2000, $189,035 of unused operating loss carryforwards that may be applied against future taxable income and that expire in various years from 2019 to 2020.

NOTE 7:   Financial Instruments with Off-Balance Sheet Risk
          -------------------------------------------------

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is

          -------------------------------------------------------------

represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk at December 31, 2000 were as follows:

          Commitments to extend credit              $4,279,000
          Standby letters of credit                  2,456,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration date or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Bank has not been required to perform on any financial guarantees or incurred any losses on its commitments.

NOTE 8:   Employee Benefit Plan
          ---------------------

The Bank has a retirement savings 401(k) plan in which substantially all employees may participate. This plan allows the employee to contribute a minimum of 1% to a maximum of 15% of their total compensation annually. The Bank provides a matching contribution to the Plan of 50% of the employees contribution up to 6% of total annual compensation, thus allowing contributions totaling 18% of the employees annual compensation. The Bank's expense for the plan was $32,092 for the year ended December 31, 2000.

NOTE 9:   Regulatory Capital
          ------------------

The Company is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation
(FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Bancorp and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of December 31, 2000 that the Bank meets all the capital adequacy requirements to which it is subject.

As of December 31, 2000, the most recent notification from the FDIC, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

The Bank's actual and required capital amounts and ratios are as follows (dollars in thousands):

                                                                                                    To Be Well
                                                                                                   Capitalized
                                                                         For Capital             Under the Prompt
                                                                          Adequacy              Corrective Action
                                                Actual                    Purposes                  Provisions
                                       -------------------------- -------------------------- -------------------------
                                          Amount        Ratio        Amount       Ratio           Amount      Ratio
                                       -------------------------- -------------------------- -------------------------
As of December 31, 2000
------------------------------
  Total Risk-Based Capital               $ 6,895       19.17%       $ 2,877       8.00%          $ 3,596      10.00%
     (to Risk-Weighted Assets)
  Tier 1 Capital                           6,499       18.07          1,438       4.00             1,798       6.00
     (to Risk-Weighted Assets)
  Tier 1 Capital                           6,499       13.38          1,438       4.00             2,158       5.00
     (to Adjusted Total Assets)

NOTE 10:   Leases
           ------

Rent expense for all leases amounted to $73,588 for the year ended December 31, 2000.

NOTE 11:   Fair Value of Financial Instruments
           -----------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents - For these short-term instruments, the carrying
-------------------------
amount is a reasonable estimate of fair value.

Investment Securities and Securities Available for Sale - For debt securities
-------------------------------------------------------
and marketable equity securities held either for investment purposes or for sale, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans - For loans, the fair value is stated at the carrying value which
-----
approximates market value.

Deposits - The fair value of demand deposits, savings accounts and certain money
--------
market deposits is the amount payable on demand at December 31, 2000. The fair value of fixed-maturity certificates of deposit is stated at the carrying value which approximates market value.

Commitments to Extend Credit and Standby Letters of Credit - The value of the
----------------------------------------------------------
unrecognized financial instruments is estimated based on the related fee income associated with the commitments, which is not material to the Company's financial statements at December 31, 2000.

The estimated fair values of the Company's financial instruments are as follows:

                                                          December 31, 2000
                                                    ------------------------------
                                                       Carrying         Fair
                                                        Amount          Value
                                                    ------------------------------
        Financial Assets:
        ----------------
           Cash and Short-term Investments           $ 9,791,590    $ 9,791,590
           Securities Available-for-Sale               6,509,282      6,509,282
           Loans                                      32,823,294
           Less: Allowance for Loan losses              (396,025)
                                                     -----------------------------
             Loans, Net                               32,427,269     32,427,269
                                                     -----------------------------
             TOTAL                                   $48,728,141    $48,728,141
                                                     =============================

        Financial Liabilities
        ---------------------
           Deposits                                  $42,104,451    $42,104,451
                                                     -----------------------------
             TOTAL                                   $42,104,451    $42,104,451
                                                     =============================




NOTE 12:   Other Expense
           -------------

The following amounts were included in other expense:

                                                          2000
                                                        --------
                 Telephone                              $ 39,983
                 Insurance                                 4,455
                 Taxes and Licenses                        3,974
                 Travel and Entertainment                 35,774
                 Training                                  7,420
                 Postage and Delivery                     22,421
                 Dues and Subscriptions                   10,882
                 Other                                    49,060
                                                        --------
                                                        $173,969
                                                        ========


NOTE 13:   Stock Plans
           -----------

The Company has adopted an Incentive Stock Compensation Plan to provide an incentive to certain officers and key management employees of the Company and its subsidiary. Options granted under the Plan must be at a price not less than the fair market value of the shares at the date of grant. All options expire no more than ten years from the date of grant, or 90 days after an employee's termination. An aggregate of 75,000 shares of common stock is reserved for issuance under the Plan. At December 31, 2000, approximately 32,500 shares remained available for the granting of options under the Plan.

The options issued during 2000 Plan have vesting requirements. The option recipients are required to remain in the employment of the Company for three years to fully vest in the options granted. These options become exercisable on a pro-rata basis over the vesting period.

Following is a summary of the transactions in Common Stock under the Plan:

                                                       Year Ended
                                                    December 31, 2000
                                                  ---------------------
                                                              Weighted
                                                               Average
                                                              Exercise
                                                  Shares        Price
                                                  ---------------------
          Outstanding at January 1                     -      $     -
             Granted (at $10 per share)           42,500        10.00
             Exercises                                 -            -
             Cancelled                                 -            -
                                                  ---------------------
          Outstanding at December 31              42,500        10.00
                                                  =====================

At December 31, 2000, the total shares outstanding and exercisable under the Plan were as follows:

                                                                           Options Outstanding 2000
                                                -------------------------------------------------------------
                                                                 Weighted
                                                                  Average
                                                     Number      Remaining     Average         Aggregate
                                                  Outstanding      Life        Exercise         Option
      Exercise Price                              at 12/31/00   (In Years)      Price            Price
      --------------                           -------------------------------------------------------------
                                      $10.00         42,500        9.5          $10.00         $425,000
                                               =============================================================

      Options Exercisable
      -------------------
                                                                   Number      Average         Aggregate
                                                                Exercisable    Exercise         Option
      Exercise Price                                            at 12/31/00     Price            Price
      --------------                                            --------------------------------------------
                                      $10.00                          0         $    -         $      -
                                                                ============================================

As permitted by Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 23), the Company has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Incentive Plan. Had compensation cost for the Company's Plan been determined based on the fair value at the grant dates for awards under the Plan, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                         2000
                                             As Reported       Pro Forma
                                            -----------------------------
        Net Income (Loss)                     $(409,967)      $(550,217)
        Earnings (Loss) Per Share (Basic)     $   (0.64)      $   (0.86)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000: dividend yield of 2.00%; expected volatility of 20%, risk-free interest rates of 6.00%, and expected lives of ten years. The weighted average fair values of options granted during 2000 was $3.30.

In 2000, the Company adopted the Director Stock Plan for Directors ("Directors Plan") whereby directors of the Company and its subsidiary may receive Common Stock in lieu of cash director fees. The Company has reserved a total of 70,000 shares of common stock for issue under the Plan and plans to issue options to each non-employee director in the amount of 5,000 shares each.

The Company has adopted an Employee Stock Purchase Plan which provides active full-time employees with a convenient way to become shareholders of the Company. Employees will have the opportunity to subscribe to purchase shares of a series of offerings occurring at six month intervals. There are 7,500 shares authorized for issuance under this Plan from authorized but unissued shares.

                         INDEPENDENT ACCOUNTANT'S REPORT

                                                                January 15, 2002



To the Board of Directors and Stockholders
Vision Bancshares, Inc.
Gulf Shores, Alabama

     We have reviewed the accompanying consolidated statement of financial condition of Vision Bancshares, Inc. (the Company) and Subsidiary as of September 30, 2001 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the nine months ended September 30, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States.

                                               /s/  MORRISON & SMITH, LLP
                                                    Certified Public Accountants

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                   September 30,   December 31,
                                                                      2001            2000
                                                                  --------------  --------------
                                                                   (Unaudited)
                             Assets
Cash                                                               $    579,291    $    151,772
Due from and federal funds sold                                      11,402,229       9,639,818
Invesment securities available for sale                               9,149,635       6,509,282

Loans                                                                71,043,608      32,823,294
Less: Allowance for loan losses                                        (842,799)       (396,025)
                                                                   ------------    ------------
    Loans, net                                                       70,200,809      32,427,269

Premises and equipment, net                                             991,131         488,608
Accrued interest receivable                                             514,017         289,094
Deferred tax benefit                                                    466,753         362,235
Intangilbe assets                                                       125,002               -
Other assets                                                            202,376         206,584
                                                                   ------------    ------------
    Total Assets                                                   $ 93,631,243    $ 50,074,662
                                                                   ============    ============

              Liabilities and Stockholders' Equity
Deposits:

    Noninterest-bearing                                            $  7,488,478    $  2,741,065
    Interest bearing                                                 78,287,266      39,363,386
                                                                   ------------    ------------
        Total Deposits                                               85,775,744      42,104,451

Accrued interest payable                                                225,263         150,134
Other liabilities                                                       144,288         124,548
                                                                   ------------    ------------
    Total Liabilities                                                86,145,295      42,379,133

                      Stockholders' Equity

Common stock, $1.00 par value; 10,000,000 authorized;
  authorized; 839,667 and 839,317 shares issued and outstanding
  at September 30, 2001 and December 31, 2000, respectively             839,667         839,317
Preferred stock $1.00 par value;
  1,000,000 authorized; -0- shares issued and outstanding                     -               -
Additional paid-in capital                                            7,441,888       7,438,626
Retained deficit                                                       (928,813)       (617,810)
Accumulated other comprehensive income, net of taxes                    133,206          35,396
                                                                   ------------    ------------
    Total Stockholders' Equity                                        7,485,948       7,695,529
                                                                   ------------    ------------

Total Liabilities and Stockholders' Equity                         $ 93,631,243    $ 50,074,662
                                                                   ============    ============

             Please see accompanying notes and accountant's report

                     VISION BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                                  (unaudited)

                                                              Nine Months Ended September 30,
                                                             ---------------------------------
                                                                 2001                2000
                                                             ------------        -------------
Interest Income:
  Interest and fees on loans                                 $  3,831,431        $     848,584
  Interest and dividends on investment securities-AFS             384,724               73,044
  Interest income on federal funds sold                           138,557              278,088
  Other interest income                                                 -               51,364
                                                             ------------        -------------
    Total interest income                                       4,354,712            1,251,080

Interest Expense:
  Interest on deposits                                          2,149,539              449,080
  Interest on federal funds purchased                                   -                    -
                                                             ------------        -------------
    Total interest expense                                      2,149,539              449,080

Net interest income, before provision for loan losses           2,205,173              802,000
Provision for loan losses                                         447,938              280,550
                                                             ------------        -------------
Net interest income, after provision for loan losses            1,757,235              521,450

Noninterest Income:
  Service charges on deposits accounts                            146,732               21,510
  Other noninterest income                                        235,702               43,117
                                                             ------------        -------------
    Total noninterest income                                      382,434               64,627


Noninterest Expense:
  Salaries and benefits                                         1,497,524              402,219
  Net occupancy                                                   223,646               80,701
  Equipment expense                                               104,938               37,354
  Data processing expense                                          92,390               48,792
  Organization expense                                                  -              315,701
  Professional fees                                               108,568               96,303
  Printing and office supplies                                    114,355               49,621
  Advertising expense                                              74,412               22,390
  Other noninterest expense                                       393,342               60,540
                                                             ------------        -------------
    Total noninterest expense                                   2,609,175            1,113,621
                                                             ------------        -------------

Loss before income taxes                                         (469,506)            (527,544)
Income tax benefit                                               (158,503)            (208,957)
                                                             ------------        -------------
Net loss after income taxes                                  $   (311,003)       $    (318,587)
                                                             ============        =============

Loss per share - basic                                       $      (0.37)       $       (0.56)
                                                             ============        =============

Average number of shares outstanding - Basic                      839,480              572,850
                                                             ============        =============

             Please see accompanying notes and accountant's report

                     VISION BANCSHARES, INC. AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME

                                   (Unaudited)

                                                                  Nine Months Ended September 30,
                                                                 ---------------------------------
                                                                     2001                2000
                                                                 ------------        -------------
Net loss after income taxes                                      $   (311,003)       $    (318,587)

Other comprehensive income, net of income taxes:
  Unrealized gains/(losses) on investment securities available
    for sale arising during the period, net of income taxes            97,810              (13,097)
                                                                 ------------        -------------
Other comprehensive loss, net of income taxes                    $   (213,193)       $    (331,684)
                                                                 ============        =============

             Please see accompanying notes and accountant's report

                     VISION BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                  (Unaudited)

                                                                                                Accumulated
                                            Common Stock           Additional                      Other          Total
                                     ---------------------------     Paid-In       Retained    Comprehensive  Stockholders'
                                       Shares          Amount        Capital       Earnings        Income         Equity
                                     ------------- ------------- -------------- ------------- --------------- ---------------
Balance - January 1, 2000                     100   $       100   $      9,749   $ (207,834)   $          -    $   (197,985)

Issuance of common stock pursuant
  to public offering                      839,217       839,217      7,428,877                                    8,268,094

Net loss                                                                           (409,976)                       (409,976)

Change in unrealized gains on
  securities available for sale                                                                      35,396          35,396
                                     ------------- ------------- -------------- ------------- --------------- ---------------

Balance - December 31, 2000               839,317       839,317      7,438,626     (617,810)         35,396       7,695,529

Issuance of common stock                      350           350          3,262                                        3,612

Net loss                                                                           (311,003)                       (311,003)

Change in unrealized gains on
  securities available for sale                                                                      97,810          97,810
                                     ------------- ------------- -------------- ------------- --------------- ---------------

Balance - September 30, 2001              839,667   $   839,667   $  7,441,888   $ (928,813)   $    133,206    $  7,485,948
                                     ============= ============= ============== ============= =============== ===============

             Please see accompanying notes and accountant's report

                     VISION BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                 Nine Months Ended September 30,
                                                                                ---------------------------------
                                                                                     2001             2002
                                                                                -------------      --------------
Cash Flow From Operating Activities:
  Net loss                                                                      $    (311,003)          (318,587)
  Adjustments to reconcile net income to net cash provided by operations
    Provision for loan losses                                                         447,938            280,550
    Depreciation and amortization                                                      61,698             40,049
    Deferred income tax benefit                                                      (158,503)          (208,957)
    (Increase)/decrease in accrued interest receivable                               (224,923)          (165,662)
    Increase/(decrease) in accrued interest payable                                    75,129             71,703
    (Increase)/decrease in other assets                                                   791            (89,226)
    Increase/(decrease) in other liabilities                                           19,740             (2,930)
                                                                                -------------      -------------
      Net cash provided by (used in) operating activities                             (89,133)          (393,060)

Cash Flows From Investing Activities:
  Purchase of investment securities available for sale                             (4,272,288)        (3,490,888)
  Proceeds from maturities/calls/paydowns of investment securities
    available-for-sale                                                              1,795,336                 --
  Proceeds from sale of investment securities available-for-sale                                              --
  Cash disbursed in acquisition of branch office                                     (125,002)                --
  Net (increase)/decrease in loans outstanding                                    (38,221,478)       (23,202,179)
  Purchase of premises and equipment                                                 (572,410)          (368,162)
                                                                                -------------      -------------
      Net cash provided by (used in) investing activities                         (41,395,842)       (27,061,229)

Cash Flows From Financing Activities:
  Net increase/(decrease) in demand, savings and time deposits                     43,671,293         30,876,193
  Proceeds from the issuance of common stock                                            3,612          7,934,842
                                                                                -------------      -------------
      Net cash provided by (used in) financing activities                          43,674,905         38,811,035
                                                                                -------------      -------------

Net increase/(decrease) in cash and cash equivalents                                2,189,930         11,356,746

Cash and cash equivalents at beginning of period                                    9,791,590             30,748
                                                                                -------------      -------------

Cash and cash equivalents at end of period                                      $  11,981,520      $  11,387,494
                                                                                =============      =============


Supplemental Cash Flow Information:
  Cash paid during period for interest                                          $   2,224,668      $     401,781
  Cash paid during period for income taxes                                      $          --      $          --

             Please see accompanying notes and accountant's report

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     VISION BANCSHARES, INC. AND SUBSIDIARY

              Nine Month Periods Ended September 30, 2001 and 2000

NOTE 1:   Summary of Significant Accounting Policies
          ------------------------------------------

Intangibles
-----------

Intangibles consist of organizational cost and goodwill. In April 1998, the American Institute of Certified Public Accounts issued Statement of Position 98-5, "Reporting on the Cost of Startup Activities" (SOP 98-5), effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires that startup and organizational cost be expensed as they are incurred. The goodwill intangible represents premiums paid on the purchase of assets and deposit liabilities. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 142 (SFAS No. 142), Goodwill and Other Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. Effective for accounting years beginning after December 15, 2001, SFAS No. 142 provides new standards for how intangible assets are accounted for upon their acquisition and how goodwill and other intangible assets are accounted for after they have been initially recognized. SFAS No. 142 requires that goodwill be assigned to specific reporting units and reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that a reporting unit's carrying amount is greater than its fair market value. The adoption of this statement did not have a material impact on the Company's financial statements.

NOTE 2:   Related Party Transactions
          --------------------------

In March 2000, Vision Bank entered into a lease agreement, as the tenant, with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property on which Vision Bank's Gulf Shores, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease was for one year with an option to renew the lease for one additional term of one year. The monthly rent on this lease was in an amount of $2,640 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $5,280 and $18,480 during the nine month periods ended September 30, 2001 and 2000, respectively. In addition, Vision Bank agreed to pay the real estate taxes and utility expenses furnished to the premises. This lease expired in March 2001.

In March 2000, Vision Bank entered into a lease agreement, as the tenant, with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property on which Vision Bank's Orange Beach, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease was for one year with an option to renew the lease for one additional term of one year. The monthly rent on this lease was in an amount of $1,975 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $17,775 and $13,825 during the nine month periods ended September 30, 2001 and 2000, respectively. In addition, Vision Bank agreed to pay the real estate taxes and utility expenses furnished to the premises. This lease was renewed in March 2001 for one additional one-year term.

In March 2001, Vision Bank entered into a lease agreement, as tenant with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property in which Vision Bank's Gulf Shores, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease is three years with options to renew the lease for three additional terms of three years each. The monthly rent on this lease is in an amount of $15,700 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $107,939 during the nine months ended September 30, 2001. Vision Bank also agreed to pay the landlord an additional sum to be adjusted periodically, beginning after the first year of the lease, to coincide with the operating cost that the landlord shall pay or becomes obligated to pay in connection with the ownership and operation of the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     VISION BANCSHARES, INC. AND SUBSIDIARY

              Nine Month Periods Ended September 30, 2001 and 2000


NOTE 2:   Related Party Transactions (continued)
          --------------------------------------

building. In addition, Vision Bank agreed to pay the real estate taxes, utilities and to maintain fire and extended coverage and general liability insurance coverage for the real property.

NOTE 3:   Leases
          ------

In March 2000, Vision Bank entered into a lease agreement, as the tenant, with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property on which Vision Bank's Gulf Shores, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease was for one year with an option to renew the lease for one additional term of one year. The monthly rent on this lease was in an amount of $2,640 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $5,280 and $18,480 during the nine months ended September 30, 2001 and 2000, respectively. In addition, Vision Bank agreed to pay the real estate taxes and utility expenses furnished to the premises. This lease expired in March 2001.

In March 2000, Vision Bank entered into a lease agreement, as the tenant, with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property on which Vision Bank's Orange Beach, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease was for one year with an option to renew the lease for one additional term of one year. The monthly rent on this lease was in an amount of $1,975 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $17,775 and $13,825 during the nine months ended September 30, 2001 and 2000, respectively. In addition, Vision Bank agreed to pay the real estate taxes and utility expenses furnished to the premises. This lease was renewed in March 2001 for one additional one-year term.

In March 2001, Vision Bank entered into a lease agreement, as tenant with Gulf Shores Investment Group, LLC, an Alabama limited liability company, pursuant to which Vision Bank leased the real property in which Vision Bank's Gulf Shores, Alabama office is located. Gulf Shores Investment Group, LLC consists of directors of Vision Bancshares, Inc. other than Paige Ogletree. The term of the lease is three years with options to renew the lease for three additional terms of three years each. The monthly rent on this lease is in an amount of $15,700 per month. Lease payments to Gulf Shores Investment Group, LLC totaled approximately $107,939 during the nine months ended September 30, 2001. Vision Bank also agreed to pay the landlord an additional sum to be adjusted periodically, beginning after the first year of the lease, to coincide with the operating cost that the landlord shall pay or becomes obligated to pay in connection with the ownership and operation of the building. In addition, Vision Bank agreed to pay the real estate taxes, utilities and to maintain fire and extended coverage and general liability insurance coverage for the real property.

In May 2000, the Company entered into an arrangement, as tenant, with Gulf Sand and Gravel, an independent third party, pursuant to which the Company and Vision Bank leased commercial office space located at 224 West 19th Avenue, Gulf Shores, Alabama. The amount of space leased and the use of the space has varied from time-to-time. Vision Bank currently leases approximately 1,000 square feet to house its Accounting and Operations departments. This arrangement is on a month-to-month basis and can be canceled by either party with 30 days notice. The current rent on this space is $1,850 per month. Rental payments to Gulf Sand and Gravel totaled approximately $9,900 and $6,800 during the nine months ended September 30, 2001 and 2000, respectively. Vision Bank anticipates relocating these departments to its new Orange Beach facilities during the first quarter of 2002.

In November 2000, Vision Bank entered into a lease agreement, as tenant, with Lisha May Harrison, Tanya Harrison and Lamar Harrison (the "Lessors"), independent third parties, pursuant to which Vision Bank leased the real property on which its Point Clear branch is located. The initial term of this lease is for five years with options to renew the lease for three additional terms of five years each. The lease provides for increases in the monthly rental payments on each renewal option exercised. The current rent on this lease is $900 per month. Lease payments to the Lessors totaled approximately $8,100 during the nine months ended September 30, 2001, compared to none for the same period of 2000. Vision Bank also agreed to pay the cost of maintaining the physical repair of the building. In addition, Vision Bank agreed to pay the real estate taxes, utilities, and to maintain fire and extended coverage and general liability insurance coverage for the real property.

In June 2001, Vision Bank acquired a branch located at 1190 South McKenzie, Foley, Alabama, from Union Planters Bank. As a part of this acquisition, Vision Bank assumed the lease with D.I.D. Market Development Co., an independent third party, pursuant to which Vision Bank leased the premises for its Foley branch. This lease arrangement is on a month-to-month basis and can be canceled by either party with 90 days written notice. The current rent on this lease is $1,715 per month. Lease payments to D.I.D. Market Development Co. totaled approximately $3,430 during the nine months ended September 30, 2001, compared to none for the same period of 2000.

NOTE 4:   Subsequent Events
          -----------------

In January 2001, the Company offered 500,000 shares of the Company's common stock in a public offering (Offering) at a purchase price of $15.00 per share. The Offering closed on September 30, 2001 after receiving subscriptions to purchase 203,613 shares of the Company's common stock. The gross proceeds from the Offering, totaling approximately $3,054,000, were disbursed to the Company in October 2001. After deducting the legal, printing and other expenses, totaling approximately $82,000, associated with the offering, the net proceeds of approximately $2,972,000 resulted in an increase in the Company's capital accounts.

                     TABLE OF CONTENTS

                                                      Page
Summary ...........................................      2

Risk Factors ......................................      6

Terms of the Offering .............................     10

Use of Proceeds ...................................     12

Pro Forma Capitalization ..........................     12

Dilution ..........................................     13

Business of Vision Bancshares .....................     14

Management's Discussion and Analysis
of Financial Condition and Results
of Operations .....................................     31

Supervision and Regulation ........................     37

Directors and Officers ............................     46

Security Ownership of Management
and Principal Security Holders ....................     58

Description of Capital Stock ......................     62

Marketability of Securities .......................     64

Dividend Policy ...................................     65

Legal Matters .....................................     65

Experts ...........................................     65

Financial Reports to Shareholders .................     65

Index to Financial Statements .....................    F-1


Until ______________ , 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                  VISION BANCSHARES, INC.

                  2201 West 1/st/ Street

                Gulf Shores, Alabama 36542

                      (334) 967-4212


               -----------------------------

                        PROSPECTUS

                DATED _____________ , 2002

               -----------------------------

                      833,334 Shares
                      of Common Stock

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.
---------------------------------------------------

         Vision Bancshares, Inc. (the "Company") is an Alabama corporation.
Section 10-2B-8.50 et. seq. of the Alabama Business Corporation Act (the "ABCA") empowers an Alabama corporation to indemnify any person who is made a party to any proceeding because he or she is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         An Alabama corporation may not indemnify officers and directors in connection with any action by or in the right of the corporation in which the officer or director is adjudged to be liable to the corporation, or any other action charging improper personal benefit to the officer or director in which the officer or director is adjudged to be liable to the corporation on the basis that personal benefit was improperly received by him or her.

         Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith.

         The indemnification provided by statute (discussed above) is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

         The Company's Articles of Incorporation provides that a director shall not be held personally liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action as a director, except this provision shall not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Company or the shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act (regarding unlawful distributions); (iv) an intentional violation of criminal law; or (v) a breach of a director's duty of loyalty to the Company or its shareholders. It is the intention that the directors of the Company be protected from personal liability to the fullest extent permitted by the Alabama Business Corporation Act as it now or hereafter exists. If at any time in the future the Alabama Business Corporation Act is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Company, the protection afforded by these provisions in the Company's Articles of Incorporation shall be expanded to afford the maximum protection permitted under such law.

               The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized by Alabama Law against all expense, liability and loss reasonably incurred by such indemnitee in such action, suit or proceeding. The Company's Bylaws also provide for mandatory advancement of expenses to such indemnitees, provided certain conditions are satisfied.

         The Company's Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.

Item 25. Other Expenses of Issuance and Distribution.
-----------------------------------------------------

         Registration fee under the Securities Act of 1933, as amended .......   $ 1,150
         Accounting fees .....................................................     3,000*
         Legal fees ..........................................................    35,000*
         Printing fees .......................................................     7,500*
         Transfer Agent fees .................................................     2,500*
         Blue Sky Fees .......................................................     5,000*
         Miscellaneous .......................................................     2,475*
                                                                                 -------

         Total ...............................................................   $56,625*

*Estimated

Item 26. Recent Sales of Unregistered Securities.
-------------------------------------------------

         The Registrant sold 203,613 shares of its common stock at $15.00 per share pursuant to an order of registration issued by the Alabama Securities Commission. A prospectus dated January 17, 2001, described the common stock offer that expired September 30, 2001. The Registrant did not use an underwriter to issue its stock. The total offering price for the common stock offer by the

Registrant was $3,054,195.00. The Registrant also sold these shares pursuant to an exemption from registration based upon Rule 147 of the Securities Act of 1933. The Registrant sold its stock in the above-described offer only to individuals whose principal residence was Alabama.

     The Registrant has adopted an Incentive Stock Compensation Plan, an Employee Stock Purchase Plan and a Director Stock Plan. Sales pursuant to each of these plans have been made in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933 and pursuant to SEC Rule 701.

Item 27.  Exhibits and Financial Statement Schedules.
-----------------------------------------------------

     An index to Exhibits attached to this registration statement appears at page II-7 hereof.

Item 28.  Undertakings
----------------------

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b)  The registrant shall:

          (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) include any additional or changed material information on the plan of distribution.

          (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.




                      [Signature Pages and Exhibits follow]

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Gulf Shores, State of Alabama, on January 28, 2002.

                                   Vision Bancshares, Inc.


                                   By:   /s/ J. Daniel Sizemore
                                         --------------------------------------
                                         J. Daniel Sizemore, Chairman and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Daniel Sizemore his true and lawful attorney-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 28, 2002

                  SIGNATURE                      TITLE
                  ---------                      -----

/s/ Gordon Barnhill, Jr.                         Director
-------------------------------------
Gordon Barnhill, Jr.


/s/ R. J. Billingsley, Jr.                       Director
-------------------------------------
R. J. Billingsley, Jr.


/s/ William E. Blackmon                          Chief Financial Officer
-------------------------------------
William E. Blackmon

/s/ Julian Brackin                          Director
--------------------------------------
Julian Brackin


/s/ Joe C. Campbell                         Director
--------------------------------------
Joe C. Campbell


/s/ William D. Moody                        Director
--------------------------------------
William D. Moody


/s/ Paige Dawson Ogletree                   Director
--------------------------------------
Paige Dawson Ogletree


/s/ James Ray Owen, Jr.                     Director
--------------------------------------
James Ray Owen, Jr.


/s/ Donald W. Peak                          Director
--------------------------------------
Donald W. Peak


/s/ Rick A. Phillips                        Director
--------------------------------------
Rick A. Phillips


/s/ Daniel W. Scarborough                   Director
--------------------------------------
Daniel W. Scarborough


/s/ J. Daniel Sizemore                      Chairman and Chief Executive Officer
--------------------------------------
J. Daniel Sizemore


/s/ George W. Skipper, III                  Director
--------------------------------------
George W. Skipper, III


/s/ Thomas Gray Skipper                     Director
--------------------------------------
Thomas Gray Skipper


/s J. Douglas Warren                        Director
--------------------------------------
J. Douglas Warren


/s/ Patrick Willingham                      Director
--------------------------------------
Patrick Willingham

                                INDEX TO EXHIBITS

EXHIBIT NUMBER          DESCRIPTION OF EXHIBIT
--------------          ----------------------

 3.1 Amended and Restated Articles of Incorporation of Vision Bancshares, Inc., included as Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, Amendment No. 1 (File Number 333-88073) and incorporated herein by reference.

 3.2                    Bylaws of Vision Bancshares, Inc., included as Exhibit
                        3.2 to the Registrant's Registration Statement on Form SB-2 (File Number 333-88073) and incorporated herein by reference.

 4.1 Sections 3.03 and 3.04 and Article VI of the Articles of Incorporation contained at Exhibit 3.1 hereof and incorporated herein by reference and Article II and
                        Section 2 of Article III of the Bylaws contained at
                        Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (File Number 333-88073) and incorporated herein by reference.

 5 Opinion of Balch & Bingham LLP as to legality of the shares to be issued by the Company

 10.1 Incentive Stock Option Plan, included at Exhibit 10.1 of the Registrant's Registration Statement on Form SB-2 (File Number 333-88073) and incorporated herein by reference.

 10.2 Director Stock Option Plan, included at Exhibit 10.2 of the Registrant's Registration Statement on Form SB-2 (File Number 333-88073) and incorporated herein by reference.

 10.3 Employee Stock Purchase Plan, included at Exhibit 10.3 of the Registrant's Registration Statement on Form SB-2 (File Number 333-88073) and incorporated herein by reference.

 10.4                   Form of Escrow Agreement with Vision Bank.

 10.5 Forms of Ground Lease and Facilities Lease Agreements (four agreements) with Gulf Shores Investment Group, LLC, included at Exhibit 10.5 of the Registrant's Registration Statement on Form SB-2, Amendment No. 1 (File Number 333-88073) and incorporated herein by reference.

 10.6                   Subscription Agreement

 10.7                   Form of Change of Control Agreement for Executive
                        Officers

 16                     Letter on Change of Certifying Accountant

 21                     List of Subsidiaries of Vision Bancshares, Inc.

 23.1                   Consent of Morrison & Smith, LLP, Independent Certified
                        Public Accountants

 23.2                   Consent of Balch & Bingham (included in the opinion in
                        Exhibit 5)